Exhibit 10.57

4111 SOUTH OCEAN DRIVE CONDOMINIUM

ADDENDUM TO COMMERCIAL UNIT AGREEMENT

THIS ADDENDUM TO COMMERCIAL UNIT PURCHASE AGREEMENT (this “Addendum”) is executed as of the 14th day of September, 2016, by and between 4111 South Ocean Drive, LLC, a Florida limited liability company, as “Seller”, and Sotherly Hotels, Inc. (NASDAQ: “SOHO”), a publicly traded real estate investment trust, as “Buyer”. Seller and Buyer shall be collectively referred to herein as the “Parties” or individually, a “Party”.

R E C I T A L S

Simultaneous with the execution of this Addendum, the Parties have entered into that certain Agreement (the “Agreement”) for the purchase and sale of Unit CU-2 (the “Unit”) in 4111 SOUTH OCEAN DRIVE CONDOMINIUM (the “Condominium”).

The Parties desire to amend the Agreement in certain respects as more particularly set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Recitals; Defined Terms; Conflicts.  The foregoing recitals are true and correct and are incorporated herein as if repeated at length. Unless the context otherwise requires, all initial capitalized terms used but not defined in this Addendum shall have the meaning or meanings given to such terms in the Agreement. This Addendum shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. All references in the Agreement or this Addendum to the Agreement shall be deemed to refer to the Agreement as modified by this Addendum, unless the context otherwise requires.

2. Unit Description. The Unit is described substantially as depicted on Exhibit “A” attached hereto and otherwise as set forth in the Declaration. Buyer agrees that the description of the Unit on Exhibit “A” and in the Declaration sufficiently identifies the Unit and the boundaries thereof. Notwithstanding the foregoing, Buyer understands and agrees that prior to closing, Seller shall cause the Condominium Documents to be amended (the "Declaration Amendment") to reflect the identified spaces as Unit CU-2 (substantially as described on Exhibit “A”), with such Unit having, as an appurtenance thereto, the applicable percentage share attributable to same (based on the relative size of such Unit in relation to the overall size of all of the Units in the Condominium), and the applicable obligation for maintenance assessments for such Unit. Buyer agrees that any such amendment shall not give rise to any right of cancellation of the Agreement by Buyer.

3. Buyer understands and agrees that any and all square footages shown on Exhibit “A” or any other Exhibit to this Amendment are measured to the exterior boundaries of the exterior walls and the centerline of interior demising walls and in fact vary from the square footage and dimensions that would be determined by using the description and deﬁnition of the “Unit” set forth in the Declaration (which generally only includes the interior airspace between the perimeter walls and excludes all interior structural components and other common elements). Measurements of rooms set forth on this ﬂoor plan are generally taken at the farthest points of each given room (as if the room were a perfect rectangle), without regard for any cutouts or variations. Accordingly, the area of the actual room will typically be smaller than the product obtained by multiplying the stated length and width.

4. Development Fee. Notwithstanding anything contained to the contrary in the Agreement, the Parties hereby agree that the Development Fee is waived.

5. Closing Costs.  At closing, Seller shall pay (a) the fees of any counsel representing it in connection with this transaction, (b) one-half (½) of any escrow fee charged by Escrow Agent and (c) one-half (½) of the premium for the Title Policy and Title Commitment costs. Buyer shall pay all other closing costs, including (u) any and all transfer tax, documentary stamp tax or similar taxes imposed on account of the recordation of the Deed or the transfer of the Unit, (v) the fees of any counsel representing Buyer in connection with this transaction, (w) one-half (½) of any escrow fees charged by the Escrow Agent, (x) recording fees, (y) one-half (½) of the premium for the Title Policy and Title Commitment costs, (z) the cost of Buyer’s inspections of the Unit. Except as otherwise provided in this Agreement, all other costs and expenses incident to this transaction and the closing thereof will be paid by the Party incurring such costs.

6. Delivery of Unit/Pre-Occupancy/Closing. Buyer understands and agrees that the Unit will be delivered in “turn key” condition, including decorative finishes, and furniture and computer equipment, as more particularly described on Exhibit “B” attached hereto. It is anticipated, but not guaranteed, that closing may occur on or about March 1, 2017; provided, the Parties agree that in no event shall closing be later than March 31, 2017, subject to day-for- day extensions for Force Majeure, and that notice of closing shall be delivered in the manner described in Section 9 of the Agreement. All decorative finishes of the Unit and any Limited Common Elements appurtenant thereto shall be subject to the prior written approval of Buyer, which approval shall not be unreasonably withheld or delayed. Buyer agrees that it shall cause the resort operations in CU-2 and appurtenances thereto to be open to the public by no later than the date that is fifteen (15) days after the Closing Date.

It is further understood between the Parties that the conveyance of the Unit from Seller to Buyer shall be the first closing of any sale of a unit in the Condominium; provided, however, Seller shall be under no obligation to delay closing of any other Unit in the Condominium if Buyer is not prepared to close for any reason.

Additionally, within thirty (30) days after the execution of this Agreement by both Parties, Buyer and Seller shall enter into a Pre-Occupancy Agreement in substantially the form attached hereto as Exhibit "G". Notwithstanding the Pre-Occupancy Agreement, Buyer acknowledges that the Condominium Property is an active construction site, and agrees that any such access to the Condominium Property shall be subject to the requirements of the general contractor for the Condominium Property, the insurers of the Condominium Property and applicable laws and regulations. In no event shall Buyer’s access to the Condominium Property as provided herein be at such times or in such a manner as to interfere with the construction work ongoing at the Condominium Property or violate applicable law. Buyer agrees to execute such releases or carry such insurance coverages as are reasonably required by Seller, the general contractor for Condominium Property and insurers thereof, or applicable laws or regulations.

Seller and Buyer acknowledge that substantial completion of the Condominium and the Common Elements, as evidenced by the issuance of a temporary certificate of occupancy ("TCO"), shall be a condition precedent to the closing. In the event closing has not occurred by June 30, 2017, Buyer may terminate the Agreement with two (2) business days’ written notice to Seller and receive a full refund of the Deposit whereby Buyer and Seller shall be absolved of any further obligations under the Agreement.

7. Inventory of Unit. At closing, Buyer hereby agrees to purchase in “new, as-is, where-is” condition all inventory purchased by Seller and stored at the Unit for an amount equal to Four Hundred Seventy Thousand Three Hundred Seventy-Four and 61/100 Dollars ($470,374.61), inclusive of any sales tax due thereon, which amount shall be in addition to the Purchase Price and the other closing costs for which Buyer is responsible for hereunder. Such inventory is more particularly described in Exhibit “C” attached hereto and made a part hereof (collectively, the “Inventory”). Seller represents and warrants that the Inventory shall be conveyed free and clear of any liens, claims, interests, pledges or encumbrances of any kind or nature whatsoever including, without limitation, free from any encumbrances by Developer’s Lender. At closing, Seller shall convey the Inventory to Buyer by Bill of Sale in the form attached hereto as Exhibit “D”.

8. Lease Agreement.  At or prior to closing, Seller agrees to cause the Association to enter into a long term lease agreement with Buyer for Buyer to manage and operate the parking facility at the Condominium and and other designated areas including, without limitation, the meeting rooms (the “Lease Agreement”) for the provision of, among other services, parking services to serve the needs of the Condominium Property on a non- exclusive basis. Such Lease Agreement to be executed by the Association shall be substantially in the form attached hereto as Exhibit “E”, and shall be subject at all times to the applicable provisions of Chapter 718, Florida Statutes. The Association’s execution and delivery of the Lease Agreement at or prior to closing shall be a condition precedent to Buyer’s obligation to close hereunder and Buyer agrees it will execute the Lease Agreement no later than closing.

9. HOA Management Agreement.  At or prior to closing, Seller agrees to cause the Association to enter into a management agreement (the “Association Management Agreement”) with Buyer, or any affiliate of Buyer, for the operation and management of the Condominium and Association, which shall be managed consistent with the Standard (as hereinafter defined) at all times including, without limitation, the holding and conducting of meetings, the establishment of budgets, and all other customary services provided by a manager of a condominium and its association. Buyer and Seller agree that the Association Management Agreement shall contain such reasonable terms as may otherwise be agreed to by the Parties, but shall be subject at all times to the applicable provisions of Chapter 718, Florida Statutes. The Association Management Agreement shall be substantially in the form attached hereto as Exhibit “F”. In connection with the Association Management Agreement, Seller shall amend the Condominium Documents as required by Florida Statutes, Chapter 718 to incorporate the Association Management Agreement. The Association’s execution and delivery of the Association Management Agreement shall be a condition precedent to Buyer’s obligation to close hereunder and Buyer agrees it will execute the Association Management Agreement no later than closing.

10. Buyer’s Operations.  Seller shall deliver to Buyer a full mailing list of all purchasers under contract to purchase a Resort Unit in the Condominium (the “Future Purchasers”) along with their respective contact information.

11. Restaurant and Spa Standards.  Seller shall, in the Declaration Amendment, include an amendment to the definition of the Project Quality Standards (as defined therein) to contain restrictions materially consistent with the following: (i) Unit CU-1 may only be operated as a full service food and/or beverage service establishment between the hours 7:00 am and midnight, Monday thru Thursday and 7:00 am to 2:00 am, Friday, Saturday and Sunday and otherwise consistent with the hours of operation that are typical of an establishment of this nature; and (ii) the operations from Unit CU-1 shall provide for food and beverage delivery services from its regular menu during regular business hours typical of that of a restaurant or bar which is similar to the operation being conducted in Unit CU-1, and during off-hours, shall provide for such services from at least a limited, pre-packaged cold food and drink menu (provided, however, that nothing herein shall preclude the Owner or operator of Unit CU-1 from charging reasonable fees for such service). In addition to the foregoing, the Project Quality Standards shall also include any standards required in order for the Condominium (inclusive of the food and beverage and spa operations in the respective Commercial Units) to quality for Preferred Hotels and Resorts status or equivalent upper upscale hotel standards evidenced by those brands so designated by Smith Travel Research (“STR”), or to the extent that STR does not exist, then such other equivalent hospitality industry brand designator.

12. License Agreement.  The Association has entered into that certain Brand License Agreement dated October 31, 2014 (the “License Agreement”) with SBE Hotel Licensing, LLC, a Nevada limited liability company to operate the Condominium using the “Hyde Resort” and “Hyde Resort & Residences” names, and that the Condominium is subject to such License Agreement. Accordingly, Buyer acknowledges and agrees that the Unit and any resort operations conducted by Buyer within the Unit are subject to the terms and conditions of such License Agreement.

13. Alcoholic Beverage License.  Prior to closing, Buyer shall apply for and obtain a license (or licenses) for the service of alcoholic beverages at the Condominium (the “Beverage Licenses”), such that upon delivery of proof of ownership of the Unit by Buyer to the Florida Division of Alcoholic Beverages and Tobacco as soon as is reasonably practicable after closing, Buyer will obtain the Beverage Licenses (or a temporary license until such permanent Beverage Licenses is/are issued) to permit the service of alcoholic beverages at the Condominium. At or prior to closing, Buyer agrees to enter into a long term management agreement (the “Beverage Agreement”) with the Unit Owners of Units CU-1 and CU-4 (and to the extent necessary, the Association) to enable the restaurant on the 9th floor of the Condominium as well as the lobby café space to utilize the Beverage License to serve alcoholic beverages to hotel guests in their rooms as well as to serve patrons of the spa, also located on the 9th floor of the Condominium. Notwithstanding the foregoing, all liquor purchased for such service shall be undertaken solely by the restaurant operator pursuant to its own liquor license. The Beverage Agreement shall require all such users of the Beverage License to carry insurance in such coverage and amounts as are consistent with industry custom for the sale and service of alcoholic beverages. The terms of the Beverage Agreement shall be subject to the applicable provisions of Chapter 718, Florida Statutes.

14. Buyer Representations.  Section 32 of the Agreement is hereby deleted in its entirety. Buyer hereby represents and warrants to Seller as of the date hereof that:

(a)	Buyer is a publicly traded real estate investment trust duly organized and validly existing under the laws of the State of Maryland and is in good standing under the laws of the State of Florida.
(b)

Buyer is a sophisticated purchaser with substantial experience in purchasing in assets of this type and has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of this purchase and the operation of a resort-style, condo-hotel with anticipated transient lodging.

(c)

The execution by Buyer of the Agreement, this Addendum and of all documents contemplated by the Agreement (collectively “Transfer Documents”), delivery of this Agreement and the Transfer Documents and performance of all obligations arising under this Agreement and such Transfer Documents are authorized under the organizational documents of Buyer or have otherwise been approved in the matter described in such organizational documents. This Agreement and the Transfer Documents, upon such execution and delivery, constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms. To Buyer’s knowledge there are no claims, defenses, personal or otherwise, against Buyer or offsets to the validity or enforceability of this Agreement or the Transfer Documents.

(d)

Buyer (or its affiliate that will enter into the Association Management Agreement) has, or will have as of closing, a community association manager’s license issued by the State of Florida, and such license is or will be in good standing as of closing.

15. Seller Representations.  Seller represents and warrants to Buyer that:

(a)

The execution by Seller of this Agreement and the Transfer Documents, delivery of this Agreement and the Transfer Documents and performance of all obligations arising under this Agreement and such Transfer Documents are authorized under the organizational documents of Seller or have otherwise been approved in the matter described in such organizational documents. This Agreement and the Transfer Documents, upon such execution and delivery, constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms. To Seller’s knowledge there are no claims, defenses, personal or otherwise, against Seller or offsets to the validity or enforceability of this Agreement or the Transfer Documents.

(b)	Seller has been duly and validly organized under the laws of the State of Florida and as of closing is validly existing in good standing as a limited liability company under the laws of Florida.

The foregoing representations and warranties shall survive the closing.

16. Condominium Association.  For so long as Seller has the right to appoint a majority of the directors serving on the Board of Directors of the Condominium Association (the “Board”), Seller agrees to appoint at least one (1) representative of the Buyer to the Board (the “Buyer Director”). Buyer and Seller shall mutually agree upon the officer position(s) to be filled by the Buyer Director.

17. Further Assurances.  Seller and Buyer agree, at any time and from time to time after the closing, to execute, acknowledge, where appropriate, and deliver such further instruments and documents and to take such other action as the other party may reasonably request in order to carry out the intent and purpose of this Agreement. The provisions of this section shall survive the Closing.

18. Intentionally Omitted.

19. New Section to Declaration.  Seller and Buyer hereby agree that prior to closing, to the extent that the Declaration has not previously been amended to add the following provisions, Seller shall have the right to amend the Declaration to add a new Section 28 (as same may be renumbered), which shall provide as follows:

Section 28

28.1	Trash Removal/Trash Facilities. The Owner of the Unit shall be solely responsible for trash and garbage removal from such Owner’s Unit.
28.2

Operation of a Commercial Unit.  The Unit may be used only in accordance with applicable zoning requirements and for any lawful purpose by the Owners thereof and their guests, tenants and invitees, subject to the “Prohibited Uses”, as hereinafter defined. Additionally, no immoral, improper, offensive, hazardous or unlawful use shall be made of the Unit. No use of the Unit shall be made which is disruptive to the operation of the Condominium or which is objectionable to the owners of other Units in the Condominium or which results in emissions of noises or odors that are not consistent with those at similar mixed use buildings. Further, the Unit must be operated and maintained in a manner that does not result in, or is conducive to the development of, infestation by insects, rodents or other vermin. All valid laws, zoning ordinances and regulations of all governmental bodies having jurisdiction shall be observed. Violations of laws, orders, rules, regulations or requirements of any governmental agency having jurisdiction relating to the Unit shall be corrected by and at the sole expense of the Owner of the Unit.

(a)

For purposes hereof, ‘Prohibited Uses” shall mean: use as a (i) manufacturing facility of any sort; (ii) facility which produces hazardous materials (i.e., dry cleaner or hair salon)(it being understood and agreed that medical and/or dental offices which do not perform surgical procedures shall be permitted); (iii) automobile rental, parts, fuel or repair business; ((iv) arcade; (v) second-hand store, rummage shop, thrift shop, flea market and/or pawn shop; (vi) taxidermist office; ((vii) laundromat; (viii) undertaking establishment; (ix) abortion clinic; (x) adult entertainment, adult movie theatre and/or adult retail facility; (xi) tattoo parlor; (xii) skating rink, (xiii) bowling alley, (xiv) discotheque, dance hall, night club and/or ballroom; (xv) pool room or billiard hall; (xvi)

massage parlor; (xvii) “head shop” selling or displaying drug paraphernalia; (xviii) mortuary, funeral parlor and/or cremation facility; (xix) bingo parlor; (xx) automobile/RV/trailer and/or boat dealer; (xxi) pinball and/or video game arcade (except that this provision shall not prohibit a restaurant from including five (5) or fewer video games as an incidental use to its operations or impose any restriction upon video games within a movie theater); (xxii) off track betting or gambling parlor; (xxiii) a warehouse or storage facility; (xxiv) fire, going out of business, relocation, bankruptcy or similar sales (unless pursuant to court order); (xxv) pet store, veterinary hospital or animal raising facility (except that this provision shall not prohibit pet shops or pet supply superstores and veterinary services which are incidental thereto); or (xxvi) any other business which is not in keeping with the operation of a mixed-use resort-style Condominium permitting transient lodging in the Hollywood/Hallandale Beach area of Broward County, Florida.

(b)	Additionally, the owner of Unit CU-2 shall at all times:

observe, in addition to the requirements set forth in the Declaration of Condominium and the rules and regulations of the Condominium Association (as same may be amended from time to time), all reasonable requirements promulgated by the Association at any time, from time to time relating to delivery vehicles, the delivery of merchandise, and the storage and removal of trash and garbage; provided, however, subject to its fiduciary obligations, the Association shall not take any action or impose any rule which would prohibit the owner of Unit CU-2 from operating pursuant to standards of an upper upscale hotel as defined by STR;

not use the plumbing facilities in the Unit, if any, for any purpose other than that for which they were constructed, nor dispose of any foreign substances therein;

except otherwise permitted under the Condominium’s governing documents and by applicable law, not use any advertising medium or sound devices inside or adjacent to the Unit which produce or transmit sounds which are audible beyond the interior of such Unit;

contract for and utilize termite and pest extermination services for the Unit on an on-going basis;

not interfere with the transmission or reception of microwave, televisions, radio communications signals by antennae located anywhere on the Condominium Property;

conduct any business in the Unit in a lawful manner;

provide such equipment and/or ventilation as is reasonably necessary (and satisfactory to Developer) to eliminate any resultant odors.

The provisions of this Section shall survive closing.

20. Electric Service.  Notwithstanding anything to the contrary in Section 10(f) of the Agreement, Seller shall not be required to establish an account for electric service to the Unit with FP&L (or provide written notice thereof) to the extent the Unit is not separately metered.

21. Intentionally Omitted.

22. Buyer Remedies.  Notwithstanding anything to the contrary in Section 13(c) of the Agreement, in the event Seller is in default under the Agreement, Buyer shall, after a TCO is issued, be entitled to seek specific performance of Seller’s obligations in addition to the other remedies set forth in such Section.

23. Notices.  Notwithstanding anything to the contrary in Section 21(b) of the Agreement, notices may only be given in writing (i.e., notices in person and by telephone are not effective) using the addresses and methods set forth in such Section.

24. Assignment.  Notwithstanding anything to the contrary in Section 21(b) of the Agreement, Buyer shall be entitled to assign the Agreement to a wholly-owned subsidiary of Buyer without obtaining the consent of Seller, provided that such Assignment occur and Buyer provide notice thereof to Seller not less than five (5) business days prior to the Closing Date.

25. Miscellaneous.  Notwithstanding anything to the contrary in clauses (iv) and (v) of Section 36 of the Agreement, Buyer shall only be obligated to provide the certificate or affidavit in clause (iv) to the extent required by FinCEN, and may provide a certification containing such information from Buyer’s counsel in lieu of the opinion described in clause (v).

26. Headings.  The section or paragraph headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Addendum.

27. Proviso.  This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which when taken together shall be deemed to be one and the same instrument. Signatures of the parties hereto on copies of this Addendum transmitted by facsimile machine shall be deemed originals for all purposes hereunder, and shall be binding upon the parties hereto.

28. Full Force and Effect.  Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Addendum shall remain in full force and effect. Buyer represents and warrants to Seller that it does not have any claims, defenses or setoffs under the Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

SELLER:		BUYER:

4111 South Ocean Drive, LLC, a Florida limited liability company		Sotherly Hotels, Inc.

By:	/s/ Eric Fordin	By:	/s/ Dave Folsom
	Authorized Representative	Name: Dave Folsom
Title: President

Date of Signature: September 9, 2016
Date of Acceptance: 9/10/16

EXHIBIT “A”

Description of Unit

EXHIBIT A - 1

Legal Description:

Parcel A, of Gateway Hollywood Plat, according to the plat thereof, as recorded in Plat Book 178, Page 33, of the public records of Broward County, Florida.

Said lands all lying and being in the City of Hollywood, Broward County, Florida.

SURVEYOR'S CERTIFICATION:

The undersigned, a Professional Land Surveyor, duly authorized to practice under the laws of the State of Florida, hereby certifies that this Exhibit "2", all pages inclusive, which are annexed and expressly made a part of this Declaration of Condominium of the "4111 SOUTH OCEAN DRIVE CONDOMINIUM", together with provisions of the Declaration describing the condominium property, in addition to rights and restrictions, as they relate to matters of survey, are an accurate representation of the proposed location and proposed dimensions of the improvements, and so that the identification, location and dimensions of the proposed Units, Common Elements and Limited Common Elements can be determined from these materials. This certification relates to matters of survey only, and is not intended to certify that the improvements have been constructed in accordance with any applicable governmental or building code requirement(s).

Schwebke-Shiskin and Associates, Inc.

____

Mark Steven Johnson, Principal
Professional Land Surveyor No. 4775
State of Florida
Date : ______________

Authentic copies shall bear the raised seal of the attesting Professional

SURVEYOR'S CERTIFICATION
4111 SOUTH OCEAN DRIVE CONDOMINIUM

City of Miami, Florida

Prepared By:
Schwebke-Shiskin & Associates, Inc.
Engineers, Surveyors, Planners
3240 Corporate Way, Miramar, Fl 33025
Ph.(954)435-7010

Page 1
Exhibit "2"

Prepared For:
4111 South Ocean Drive, L.L.C.
315 S. Biscayne Blvd
Miami, FL 33131
On August 23, 2016

SURVEYOR'S NOTES:

1. Areas within a Unit containing conduits, wiring, ducts, plumbing, bearing walls, structural supports and other such items serving Common Elements and/or other Unit(s) and/or the the Unit in which they are located, together with the contents therein, regardless of location, constitute parts of the Common Elements (C.E.) and may be omitted from these Exhibits for the purposes of graphical clarity.

2. Balconies are Limited Common Elements (L.C.E.) reserved for the exclusive use of the Unit to which they are appurtenant.

3. Mechanical equipment (C.E. and/or L.C.E.), not graphically depicted in these exhibits, may be installed on the roof of the building, subject to provisions, conditions and restrictions of the Declaration.

4. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

5. Corridors may be Common Elements (C.E.) or Residential Limited Common Elements (R.L.C.E.) in accordance with provisions of the Declaration.

6. Subject to provisions of the Declaration and to notes 2 through 5, all of those areas that are not otherwise labeled as Units (U), Limited Common Elements (L.C.E.), Residential Limited Common Elements (R.L.C.E.), are Common Elements (C.E.).

7. The limits of Units are shown to the interior undecorated finished surfaces of the walls of the Unit at the perimetric limit. The elevations shown are the average elevations of the limiting vertical ranges of the Unit established by the interior undecorated finished surfaces of the floor and ceiling. Both the horizontal limits and elevations are subject to normal construction tolerances.

8. All elevations, as shown, are referenced to NGVD (National Geodetic Vertical Datum, 1929 Adjustment)

SURVEYOR'S CERTIFICATION
4111 SOUTH OCEAN DRIVE CONDOMINIUM

City of Miami, Florida

Page 2

Exhibit "2"

Prepared By:
Schwebke-Shiskin & Associates, Inc.
Engineers, Surveyors, Planners
3240 Corporate Way, Miramar, Fl 33025
Ph.(954)435-7010

Prepared For:
4111 South Ocean Drive, L.L.C.
315 S. Biscayne Blvd
Miami, FL 33131
On August 23, 2016

SUBJECT SITE
INTRA-COASTAL WATERWAY
SEACREST PARK
INDIGO BEACH RESORT PLAT (P.B. 176, 1680
OCEAN BOULEVARD
THE TIDES ON HOLLYWOOD BEACH CONDOMINIUM
SIAN OCEAN RESIDENCES CONDOMINIUM
ATLANTIC OCEAN
SURF ROAD
HALLANDALE BEACH AVENUE
HALLANDALE BEACH AVENUE

Location Map
Not to scale

Legal Description:

Parcel A, of Gateway Hollywood Plat, according to the plat thereof, as recorded in Plat Book 178, Page 33, of the public records of Broward County, Florida.

Said lands all lying and being in the City of Hollywood, Broward County, Florida.

I hereby certify:

That the attached "BOUNDARY SURVEY" of the lands shown hereon is true and correct to the best of my knowledge and belief as recently surveyed and prepared under my supervision and direction. This survey complies with the applicable Minimum Technical Standards adopted by the Florida State Board of Professional Surveyors and Mappers as contained in Chapter 5J-17, Florida Administrative Code, pursuant to Chapter 472.027, Florida Statutes.

Schwebke-Shiskin and Associates, Inc.

Authentic copies shall bear the raised seal of the attesting professional

By:________________________________
Mark Steven Johnson, Principal
Professional Land Surveyor No.4775
State of Florida

BOUNDARY SURVEY
4111 SOUTH OCEAN DRIVE CONDOMINIUM

City of Miami, Florida

Prepared By:
Schwebke-Shiskin & Associates, Inc.
Engineers, Surveyors, Planners
3240 Corporate Way, Miramar, Fl 33025
Ph.(954)435-7010

Page 3
Exhibit "2"

Prepared For:
4111 South Ocean Drive, L.L.C.
315 S. Biscayne Blvd
Miami, FL 33131
On August 23, 2016

EXHIBIT “B”

Description of Condition of Unit

EXHIBIT B - 1

DEBORA AGUIAR
ARQUITETOS

HYDE RESORT & RESIDENCES
HOLLYWOOD FLORIDA

HYDE RESORT & RESIDENCES
HOLLYWOOD FLORIDA

GROUND FLOOR

GROUND FLOOR PLAN

DESIGN PRESENTATION – MIAMI, JUNE 2016

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR
ARQUITETOS

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

ENTOURAGE

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

IDENTIDADE

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR ARQUITETOS

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

PERSPECTIVE

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

REFERENCE – RECHARGEABLE TABLE LAMP

DESIGN PRESENTATION – MIAMI, JUNE 2016

DEBORA AGUIAR

DEBORA AGUIAR

Rua Canada, 139 – Jardim América CEP 01436-000 São Paulo (SP) Brasil
Tel./Fax 55 11 3889 5888 daarquitetos@deboraaguiar.com.br www.deboraaguiar.com.br

EXHIBIT “C”

Description of Inventory

EXHIBIT C - 1

Budget By Room Type Report (Detailed)
Budget:	12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Show PO:	(ALL)
Room Type:	1-92	Sort By:	Control #
Description:	Full

Room Type:	1 - Guestroom Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

1002		82076 - Harman International See Special Instructions - See Special Instructions	659455	4.00	each	75.00	300.00	300.00

Clock Radio # JBLHORIZONBLKAM

AM/FM Radio. Dual Independent Alarms. Dual USB charging ports, Bluetooth Connectivity, and ambient night light, uses 13V 2.2A power adaptor (included), soft rubberized finish

Color: Black

DIM: 160H x 183W x 86D (mm)Pkd: 4/cs

1004		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Custom Men's Hanger # LBAMEHWOWHTHY w/Solid Pants Bar, w/Chrome Hook Color: White with "H" logo in Black DIM: 44.5 cm L, 1.6 cm thickness Pkd: 50/cs	659446	300.00	each	1.65	495.00	495.00

1006		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Custom Ladies Hanger # LBAWOHWOWHTHY w/clips w/Chrome Hook Color: White with "H" logo in Black DIM: 44.5 cm L, 1.6 cm thickness Pkd: 50/cs	659446	300.00	each	1.80	540.00	540.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 1 of 75

Room Type:	1 - Guestroom Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

1008		83846 - Pantheon USA Inc. See Special Instructions - See Special Instructions Metal Folding Luggage Rack # LRM011-WH. with 6-white leatherette straps Finish: Black Matte S/S Size: 21.25" x 15" x 18"H Pkd: 5/cs Tag For: Guestroom Supplies	659242	5.00	each	39.95	199.75	199.75

1010		83846 - Pantheon USA Inc. See Special Instructions - See Special Instructions Ironing Board Only # PM-IB124-PA no cover , no iron caddy rest , includes 7mm felt padding plastic top with metal tubing construction (0.86") Open Size: 49" x 13" x 35.5"H Top Size: 49" x 13" Pkd: 4/cs	659599	8.00	each	18.20	145.60	145.60

1012		83846 - Pantheon USA Inc. See Special Instructions - See Special Instructions Custom Ironing Board Cover # PF-IBC72-PA Fabric: Cotton Color: White and Black Stripes Size: 54" x 13" to fit Ironing Board # PM-IB124-PA	659599	40.00	each	9.95	398.00	398.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 2 of 75

Room Type:	1 - Guestroom Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

1018		70288 - Conair Corp./Waring Products Div. See Special Instructions - See Special Instructions Steam and Dry Iron # WCI306RBK w/retractable cord Auto-shut-off (8-minutes vertical), ant-drip feature, vertical spray, adjustable temperature control, non-stick sole plate Color: Black Pkd: 6/cs	658746	6.00	each	20.50	123.00	123.00

1020		81040 - Room 360 C/o FOH See Special Instructions - See Special Instructions Boutique Tissue Box Cover # RTB021BSS21 Finish: Brushed Stainless Steel Dim: 5" square x 5.5"H Pkd: 4/cs	661503	36.00	each	14.96	538.56	538.56

1022		80315 - Kikkerland Design Inc. See Special Instructions - See Special Instructions Soap Dish # SD01 Style: Dough Man Material: White Plastic DIM: 5.1" H x 3.4" W x 1.2" D Pkd: 6/cs	659480	24.00	each	4.00	96.00	96.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 3 of 75

Room Type:	1 - Guestroom Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

1024		83846 - Pantheon USA Inc. See Special Instructions - See Special Instructions Bathroom Wastebasket 8 Liter # PM-TC18-PA Galvanized steel 0.35MM with powder coated. Colors: Pantone Warm Gray 2 C. Dim: 18 x 33H (cm) PKD: 6/cs	659246	12.00	each	12.55	150.60	150.60

1026		70288 - Conair Corp./Waring Products Div. See Special Instructions - See Special Instructions Hair Dryer Ionic 1875 Watt # 169BIW cord-keeper, 2 heat settings, folding handle Color: Black Pkd: 4/cs (1 per bathroom)	658746	12.00	each	20.25	243.00	243.00

1030		83846 - Pantheon USA Inc. See Special Instructions - See Special Instructions Ice Bucket 3.0 qt. # PL-IB62-HY white insulated interior plastic with clear acrylic handle and lid with knob Exterior: Shiny White Vinyl Pkd: 12/cs (1 per condo unit)	661226	12.00	each	19.95	239.40	239.40
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 4 of 75

Room Type:	1 - Guestroom Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

1032		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Ice Tongs # LBAICETSSHY Size: 16.5 x 2.5 cm Finish: S/S Pkd: 100/cs Tag For: Guestroom Supplies	659446	100.00	each	2.25	225.00	225.00

1034		83846 - Pantheon USA Inc. See Special Instructions - See Special Instructions Ice Bucket Tray # PL-IBT161-PA with white palm tree image in the middle DIM: 16" Diameter x 1.5"H Finish/Color: Leatherette/Green Pkd: 12/cs	661156	12.00	each	20.30	243.60	243.60

1042		88486 - Household Essentials, LLC See Special Instructions - See Special Instructions Bathroom Scale # 63559 Slim Silver Digital Bathroom Scale 330 lbs capacity, 0.7 inches high, reads LB. or KG. Color: Black battery included (1) 3V MFG: Household Essentials (master bathroom only) Pkd: 2/cs Mfg: Leifheit International	658747	6.00	each	28.50	171.00	171.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 5 of 75

Room Type:	1 - Guestroom Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

1046		85910 - Fired Up Corporation See Special Instructions - See Special Instructions Make-Up Vanity Mirror Non-lighted # 00057 Chrome finish, 3X Magnification on one side, 360 rotation, and adjustable height, padded base Diameter: 220 (mm) Overall Dimensions: 550W x 250W x 250D (mm) MFG: Corby by Windsor	660272	5.00	each	20.00	100.00	100.00

1048		83988 - Hospitality Glass Brands LLC See Special Instructions - See Special Instructions Custom Bathroom Tumbler #FPHYDE Dim: 83 x 83 x 115H (mm) 83 top x 72 bottom x 1.5 thick (mm) Color: PINK Pkd: 24/cs	660161	1,008.00	each	4.20	4,233.60	4,233.60

1050		83988 - Hospitality Glass Brands LLC See Special Instructions - See Special Instructions Custom Bathroom Tumbler #FOHYDE Dim: 90L x 90W x 115H (mm) 90 top x 60 bottom x 1.5 thick (mm) Color: Orange Pkd: 24/cs	660161	1,008.00	each	4.20	4,233.60	4,233.60
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 6 of 75

Room Type:	1 - Guestroom Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

1052		83988 - Hospitality Glass Brands LLC See Special Instructions - See Special Instructions Custom Bathroom Tumbler #FCHYDE Dim: 90L x 90W x 110H (mm) 90 top x 60 bottom x 1.5 thick (mm) Color: BLUE Pkd: 24/cs	660161	1,008.00	each	4.00	4,032.00	4,032.00

1054		83988 - Hospitality Glass Brands LLC See Special Instructions - See Special Instructions Custom Bathroom Tumbler #FCHYDE Dim: 90L x 90W x 110H (mm) 90 top x 60 bottom x 1.5 thick (mm) Color: Clear Pkd: 24/cs	660161	1,008.00	each	4.00	4,032.00	4,032.00

1200		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Amenity Tray # LBATRGLAPAMB Apothecary Style Material: Glass Amber Color DIM: 30 x 20 x 3.5 H cm Pkd: 8/cs	659446	8.00	each	17.00	136.00	136.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 7 of 75

Room Type:	1 - Guestroom Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

1205		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Amenity Jar w/lid # LBAAJGLAPAMB Apothecary Style Material: Glass Amber Color DIM: 3.5" Top Diameter x 4" Bottom Diameter x 4.75"H Pkd: 12/cs	659446	12.00	each	10.90	130.80	130.80

						Total:	21,006.51	21,006.51

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 8 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3000		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions King Flat Sheet # LBAUSAFSKN116X119 T300 100% Cotton White 1cm hem on four sides Size: 116" x 119" Pkd: 25/cs (2 per bed)	658915	725.00	each	19.50	14,137.50	14,135.50

3002		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions King Duvet Cover # LBAUSADCKN108X98 T300 100% Cotton White with flap and side holes Size: 108" x 98" Pkd: 12/cs	658915	360.00	each	42.00	15,120.00	15,120.00

3008		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Standard Pillow Sham # LBAUSAHST21X27 For King Bed T300 100% Cotton White 4-Border with flap Size: 21" x 27" Pkd: 100/cs (4 per K Bed)	658915	700.00	each	3.99	2,793.00	2,793.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 9 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3010		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions King Mattress Pad # LBAUSAMPKCO76X80	659223	48.00	each	30.00	1,440.00	1,440.00
		100% Cotton White top/side, waterproof breathable, stretch skirt
		sides fully elasticated 25CM Size: 76" x 80" x 13.5" Pkd: 12/cs Tag For: Guestroom Linen

3100		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Queen Flat Sheet # LBAUSAFSQN100X120 T300 100% Cotton White 1cm hem four side Size: 100" x 120" Pkd: 25/cs (2 per bed)	658915	100.00	each	18.50	1,850.00	1,850.00

3102		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Queen Duvet Cover # LBAUSADCQN92X98	658915	48.00	each	34.99	1,679.52	1,679.52
		T300 100% Cotton White with flap, side hand openings
		Size: 92" x 98" Pkd: 12/cs
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 10 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3106		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Standard Pillow # LBAUSAPIFEK20X26WHT T230 100% Cotton White Shell Filling: 85/15 Feather/Down Size: 20" x 26" - 1300 grams (4 per Q bed) Pkd: 12/cs Tag For: Guestroom Linen	659223	48.00	each	16.00	768.00	768.00

3108		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Standard Pillow Sham # LBAUSAHST21X27 For Queen Bed T300 100% Cotton White 4-Border with flap Size: 21" x 27" Pkd: 100/cs (4 per Q bed, 2 par)) Pkd: 100/cs	658915	200.00	each	3.99	798.00	798.00

3200		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Full Size Flat Sheet # LBAUSAFSFL93X120 T300 100% Cotton White 1 cm hem four sides Size: 93" x 120" Pkd: 25/cs (2 per bed)	658915	725.00	each	17.50	12,687.50	12,687.50
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 11 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3202		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Full Size Duvet Cover # LBAUSADCFL87X98 T300 100% Cotton White with flap, side openings Size: 87" x 98" Pkd: 12/cs	658915	360.00	each	30.99	11,156.40	11,156.40

3206		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Standard Pillow # LBAUSAPIFEK20X26WHT T230 100% Cotton White Shell Filling: 85/15 Feather/Down Size: 20" x 26" - 1300 grams (2 per F bed) Pkd: 12/cs Tag For: Guestroom Linen	659223	360.00	each	16.00	5,760.00	5,760.00

3208		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Standard Pillow Sham # LBAUSAHST21X27 For Full Bed T300 100% Cotton White 4-Border with flap Size: 21" x 27" Pkd: 100/cs (4 per F bed, 2 par) Pkd: 100/cs	658915	1,500.00	each	3.99	5,985.00	5,985.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 12 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3300		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Twin Size Flat Sheet # LBAUSAFSTW78X115 T300 100% Cotton White 1cm hem four side Size: 78" x 115" Pkd: 25/cs (2 per bed)	658915	25.00	each	14.50	362.50	362.50

3302		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Twin Duvet Cover # LBAUSADCTW70X95 T300 100% Cotton White with flap, side openings Size: 70" x 95" Pkd: 12/cs	658915	12.00	each	22.15	265.80	265.80

3306		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Standard Pillow # LBAUSAPIFEK20X26WHT T230 100% Cotton White Shell Filling: 85/15 Feather/Down Size: 20" x 26" - 1300 grams (2 per T bed) Pkd: 12/cs Tag For: Guestroom Linen	659223	12.00	each	16.00	192.00	192.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 13 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3308		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Standard Pillow Sham # LBAUSAHST21X27 For Twin Bed T300 100% Cotton White 4-Border with flap Size: 21" x 27" (2 per T bed, 2 par) Pkd: 100/cs	658915	100.00	each	3.99	399.00	399.00

3400		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Sleeper Top Flat Sheet # LBAUSABSSO92X112 T300 100% Cotton White 1cm hem four sides Size: 92" x 112" Pkd: 25/cs	658915	725.00	each	14.50	10,512.50	10,512.50

3402		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Sleeper Bottom Fitted Sheet # LBAUSAFISSO80X100 T300 100% Cotton White with 12" box Size: 80" x 100" Pkd: 25/cs	658915	725.00	each	17.75	12,868.75	12,868.75
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 14 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3404		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Sleeper Pillow # LBAUSAPIFEK20X26WHT T230 100% Cotton White Shell Filling: 85/15 Feather/Down Size: 20" x 26" - 1300 grams (2 per Sleeper bed) Pkd: 12/cs Tag For: Guestroom Linen	659223	360.00	each	16.00	5,760.00	5,760.00

3406		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Sleeper Pillow Sham # LBAUSAHST21X27 T300 100% Cotton White 4-Border with flap Size: 21" x 27" Pkd: 100/cs (2 per Sleeper bed, 2 par)	658915	1,500.00	each	3.99	5,985.00	5,985.00

3500		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Bath Sheet # LBAUSABSWAF76X153 100% Combed Cotton White Waffle Single Loop 14s/1 Size: 30" x 60" - 717 grams/piece Pkd: 12/cs	659070	2,184.00	each	9.55	20,857.20	20,857.20
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 15 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3505		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Hand Towel # LBAUSAHTWAF74X1X76 100% Combed Cotton White Waffle Single Loop 14s/1 Size: 16" x 30" - 177 grams/piece Pkd: 48/cs	659070	2,160.00	each	2.90	6,264.00	6,264.00

3510		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Washcloth # LBAUSABMWAF33X33 100% Combed Cotton White Waffle Single Loop 14s/1 Size: 13" x 13" - 67 grams/piece Pkd: 120/cs	659070	2,160.00	each	1.15	2,484.00	2,484.00

3700		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions	659223	1,210.00	each	23.50	28,435.00	28,435.00
		Bathrobe Waffle Shawl Collar # LBAUSAROWAFWHTHH
		100% Cotton with "H" Logo Embroidery OSFA, 50"L 56" Sweep Color: White Pkd: 10/cs (2 per bathroom) Tag For: Guestroom Linen
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 16 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3750		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Bath Mat # LBAUSABMWAF48X89 100% Combed Cotton White Waffle Single Loop 14s/1 Size: 19" x 35" - 390 grams/piece Pkd: 36/cs	659070	1,440.00	each	6.15	8,856.00	8,856.00

3752		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions	658915	1,680.00	each	2.70	4,536.00	4,536.00
		King Pillow Protectors 21 x 27" # LBAUSAPPST21X27
		T-300, 100% Cotton, Standard size, invisible zipper closer Pkd: 140/cs

3754		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions	658915	140.00	each	2.70	378.00	378.00
		Queen Pillow Protectors 21 x 27" # LBAUSAPPST21X27
		T-300, 100% Cotton, Standard size, invisible zipper closer Pkd: 140/cs
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 17 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3756		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Full Pillow Protectors 21 x 27" # LBAUSAPPST21X27 T-300, 100% Cotton, Standard size, invisible zipper closer Pkd: 140/cs	658915	700.00	each	2.70	1,890.00	1,890.00

3758		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions	658915	140.00	each	2.70	378.00	378.00
		Twin Pillow Protectors 21 x 27" # LBAUSAPPST21X27
		T-300, 100% Cotton, Standard size, invisible zipper closer Pkd: 140/cs

3759		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions	658915	700.00	each	2.70	1,890.00	1,890.00
		Sofa Sleeper Pillow Protector 21 x 27" # LBAUSAPPST21X27
		T-300, 100% Cotton, Standard size, invisible zipper closer Pkd: 140/cs
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 18 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3760		81640 - Protect-A-Bed See Special Instructions - See Special Instructions King Bedbug Mattress Encasement # BOB2715	660344	183.00	each	25.02	4,578.66	4,578.66
		non-woven fabric, air vaporous, waterproof, and absorbent, dust mite barrier, allergy protection, zipper enclosure
		Pattern: Economy King DIM: 76"W x 80"L Tag For: Guestroom Linen

3762		81640 - Protect-A-Bed See Special Instructions - See Special Instructions Queen Bedbug Mattress Encasement # BOB2515	660344	27.00	each	21.83	589.41	589.41
		non-woven fabric, air vaporous, waterproof, and absorbent, dust mite barrier, allergy protection, zipper enclosure
		Pattern: Economy Queen 13" DIM: 60"W x 80"L

3764		81640 - Protect-A-Bed See Special Instructions - See Special Instructions Full Bedbug Mattress Encasement # BOB2409	660344	180.00	each	20.01	3,601.80	3,601.80
		non-woven fabric, air vaporous, waterproof, and absorbent, dust mite barrier, allergy protection, zipper enclosure
		Pattern: Economy Full 13" DIM: 54" W x 80" L
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 19 of 75

Room Type:	3 - Guestroom Linen		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

3766		81640 - Protect-A-Bed See Special Instructions - See Special Instructions Twin Bedbug Mattress Encasement # BOB2109	660344	4.00	each	16.37	65.48	65.48
		non-woven fabric, air vaporous, waterproof, and absorbent, dust mite barrier, allergy protection, zipper enclosure
		Pattern: Economy Twin 9" DIM: 39" W x 75" L

3770		78166 - La Bottega Dell'Albergo International See Special Instructions - See Special Instructions Mattress Pad Flat # LBAUSAMPSSCO76X57	661499	168.00	each	27.00	4,536.00	4,536.00
		T235 100% Cotton Fabric Top Side, breathable waterproof bottom side
		for sofa sleeper Pkd: 6/cs

						Total:	199,860.02	199,860.02

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 20 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7000

70288 - Conair Corp./Waring Products Div.

See Special Instructions - See Special Instructions

Cuisinart Cookware Set # 77-7

Mirror finish. Classic looks, professional performance. Unsurpassed Heat Distribution: Aluminum base heats. S/S for Professional Results. Cool Grip Handle: Solid S/S riveted handle stays cool on the stovetop.

A Drip-Free Pouring: Rim is tapered for drip-free pouring. Dishwasher Safe: Premium S/S easily cleans to original brilliant finish. (719-16) 1-1/2 Qt. Saucepan w/Cover (7193-20) 3 Qt. Saucepan w/Cover (722-24) 10" Open Skillet (766-24) 8 Qt. Stockpot w/Cover

Pkd: 2/cs

			658746	6.00	each	65.50	393.00	393.00

7010		70288 - Conair Corp./Waring Products Div See Special Instructions - See Special Instructions Cuisinart 12-Cup Coffeemaker # DCC-1100 with glass carafe, 30-minute auto-shut-off Pkd: 2/cs	658746	12.00	each	50.00	600.00	600.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 21 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7015		70288 - Conair Corp./Waring Products Div. See Special Instructions - See Special Instructions Cuisinart Smart Toaster # CPT160	658746	4.00	each	35.70	142.80	142.80
		2-slot, 6 browning settings, LED indicator lights, 1.5" wide toasting slots, extra-lift carriage lever, cord wrap, slide out crumb tray, BPA free
		Pkd: 4/cs

7100		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Dinner Plate 10-3/8" # 31127 Pattern: Jade Bone White Pkd: 6/cs	658746	42.00	each	8.29	348.18	348.18

7102		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Salad Plate 9" # 31123 Pattern: Jade Bone White Pkd: 6/cs	658746	42.00	each	6.10	256.20	256.20

7104		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions B&B Plate 6-1/4" # 31116 Pattern: Jade Bone White Pkd: 6/cs	658748	42.00	each	3.46	145.32	145.32
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 22 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7106		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Stackable Coffee Cup 7.0 oz # 34674 Pattern: Jade Bone White Pkd: 6/cs	658748	90.00	each	3.81	342.90	342.90

7108		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Saucer for coffee cup, 6" # 34636 Pattern: Jade Bone White Pkd: 6/cs	658748	42.00	each	2.62	110.04	110.04

7110		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Rimmed Deep Soup Plate 10-1/2" # 31226 Pattern: Jade Bone White Pkd: 6/cs	658748	102.00	each	8.61	878.22	878.22

7116		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Pasta Bowl 11-3/8" # 31229 Pattern: Jade Bone White Pkd: each	658748	100.00	each	12.83	1,283.00	1,283.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 23 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7118		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Cereal/Fruit Bowl 6" # 35262 Pattern: Jade Bone White Pkd: 6/cs **for 4-piece, 6-piece, and 8-peice set-ups**	658748	42.00	each	4.43	186.06	186.06

7150		83988 - Hospitality Glass Brands LLC See Special Instructions - See Special Instructions Hi-ball Glass 13.0 oz # 1051628 Pattern: Rocks V Nude Pkd: 24/cs Lead-free Crystal	658749	96.00	each	2.80	268.80	268.80

7160		83988 - Hospitality Glass Brands LLC See Special Instructions - See Special Instructions Rocks Glass 13.0 oz # 1051627 Pattern: Rocks-V Nude Pkd: 24/cs Lead-free Cyrstal	658749	96.00	each	2.95	283.20	283.20

7170		83988 - Hospitality Glass Brands LLC See Special Instructions - See Special Instructions Wine Glass 21.0 oz # 1054694 Pattern: Nude Lead-free Crystal Pkd: 24/cs	658749	4.00	case(s)	95.59	382.36	382.36
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 24 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7200		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Dinner Fork 8" # 62512-08 Finish: 18/10 S/S Pattern: Flat Pkd: 12/cs	658748	60.00	each	2.07	124.20	124.20

7202		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Salad/Dessert Fork 7-1/8" # 62512-26 Finish: 18/10 S/S Pattern: Flat Pkd: 12/cs	658748	60.00	each	1.87	112.20	112.20

7204		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Dinner Knife 9-5/16" SH #62512-11 Finish: 18/10 S/S Pattern: Flat Pkd: 12/cs	658748	60.00	each	2.95	177.00	177.00

7210		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Dessert/Oval Spoon 7-1/8" # 62512-25 Finish: 18/10 S/S Pattern: Flat Pkd: 12/cs	658748	60.00	each	1.87	112.20	112.20
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 25 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7212		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Coffee Spoon 5-7/16" # 62512-36 Finish: 18/10 S/S Pattern: Flat Pkd: 12/cs	658748	60.00	each	1.39	83.40	83.40

7220		71894 - Walco Stainless See Special Instructions - See Special Instructions Steak Knife 5" # 880528 stainless steel blade, HD full tang, pointed tip, black phenolic plastic handle Pkd: 1 dz/cs Tag For: Condo Kitchen Supplies	660260	3.00	dozen	38.10	114.30	114.30

7300		85546 - Winco DWL Industries See Special Instructions - See Special Instructions Cutting Board # CBI1218 grooved DIM: 12" x 18" x 1/2" Color: White Material: Polyethylene NSF Approved Pkd: 6/cs	660652	60.00	each	6.57	394.20	394.20
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 26 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7412		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Slotted Spoon 13-1/2" # 48278-81 18/10 S/S with black composite material MFG: Paderno Pkd: ea	658748	12.00	each	10.13	121.56	121.56

7414		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Solid Turner 13-7/8" # 48278-86 18/10 S/S with black composite material MFG: Paderno Pkd: ea	658748	12.00	each	10.35	124.20	124.20

7416		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Soup Ladle 12-1/2" # 48278-84 18/10 S/S with black composite material MFG: Paderno Pkd: ea	658748	12.00	each	11.09	133.08	133.08
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 27 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7418		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Serving Spoon 13-1/2" # 48278-82 18/10 S/S with black composite material MFG: Paderno Pkd: ea	658748	12.00	each	10.13	121.56	121.56

7420		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Whisk 11-1/8" # 48278-19 18/10 S/S MFG: Paderno Pkd: ea	658748	12.00	each	8.33	99.96	99.96
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 28 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7424		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Pasta Cooking Fork # 48278-89 18/10 S/S with black composite material MFG: Paderno Pkd: ea	658748	12.00	each	10.31	123.72	123.72

7508		70077 - Vollrath Company, LLC See Special Instructions - See Special Instructions Colander 3 Qt. S/S # 47963 with side handles and footed base Size: 10" diameter, 4-3/4" deep Pkd: 6/cs	660258	12.00	each	7.02	84.24	84.24

7518		89287 - Spectrum Diversified Designs, LLC See Special Instructions - See Special Instructions Paper Towel Holder # 41070 Style: Euro Finish: Chrome DIM: 12.5"H x 5.5"W x 5.5"D Pkd: 6/cs	661548	12.00	each	5.50	66.00	66.00

7522		71465 - The Wasserstrom Company See Special Instructions - See Special Instructions Salad Servers/Tong 8" S/S # 273601	658754	12.00	each	3.16	37.92	37.92
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 29 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7524		71465 - The Wasserstrom Company See Special Instructions - See Special Instructions Trivet Square Euro # 452491 Satin Nickel	658754	12.00	each	4.54	54.48	54.48

7530		71465 - The Wasserstrom Company See Special Instructions - See Special Instructions Kitchen Wastebasket 5 gallon # 326410 Color: White with grey handles MFG: Sterlite	658754	12.00	each	2.87	34.44	34.44

7535		71465 - The Wasserstrom Company See Special Instructions - See Special Instructions Dish Towel # 6009578 Pattern: Royale 100% Terry Cotton Size: 13.75"L x 13.75"W	658754	183.00	each	1.57	287.31	287.31

7540		75762 - The Container Store See Special Instructions - See Special Instructions Broom & Dustpan Set # 10057425	660262	12.00	each	12.79	153.48	153.48
		Color: lime accents, black polypropylene bristles, gray broom stick, and white dustpan Dim: 11" x 9" x 38" H soft grip handle and hanging loop
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 30 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7542		70333 - Franmara, Inc. See Special Instructions - See Special Instructions Corkscrew Opener # 5100-43 Style: Pulltap	659482	500.00	each	2.90	1,450.00	1,450.00
		unique hinged double-lever system serrated knife blade, contoured steel handle, non-stick spiral. Color: Orange Dim: 4-3/4"L

7544		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions	658748	183.00	each	24.75	4,529.25	4,529.25
		Manual Can Opener S/S # 51597-07 DIM: 7-3/4"

7546		83846 - Pantheon USA Inc. See Special Instructions - See Special Instructions Cutlery Tray # PM-CT07-PA Finish: Chrome Plated DIM: 14.27" x 10.35" x 2.16"H Pkd: 12/cs	662069	192.00	each	6.95	1,334.40	1,334.40
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 31 of 75

Room Type:	7 - Condo Kitchen Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

7548		70142 - Rosenthal Sambonet USA, Inc. See Special Instructions - See Special Instructions Pot Holder # 51595B18 Color: Grey Material: Siicone Dishwasher Safe DIM: 7-5/8" x 6-1/2" Pkd: 12/cs	661914	372.00	each	9.00	3,348.00	3,348.00

						Total:	18,841.18	18,841.18

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 32 of 75

Room Type:	8 - Guestroom Electronics		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

8000		75347 - Innovative Hospitality Concepts, Inc. See Special Instructions - See Special Instructions Guestroom Electronic Safe # innSL Super digital safe, accommodates 17" laptop	658810	2.00	each	105.00	210.00	210.00
		oval ADA compliant keypad, concealed mechanical lock & audit,
		twin bolt locking mechanism, beep tone confirmation, includes (4) AA batteries Hinge: RIGHT Color: BLACK Dim: 7-7/8"H x 20"W x 15"D

						Total:	210.00	210.00

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 33 of 75

Room Type:	30 - Housekeeping Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

30004		74453 - Direct Supply Healthcare Equipment See Special Instructions - See Special Instructions Wheelchair # 96116 Invacare Stock Tracer EX2 RD w/Foot Rest Chair 18"W x 16"D Frame w/Removable Fixed Height Arms Vinyl Upholstery Color: Black Swing away Foot Rest Pair #33284 Composite or Aluminum Foot Plate No Calf Pad	660550	1.00	each	179.98	179.98	179.98

30010		79281 - A & A Wiping Cloth See Special Instructions - See Special Instructions	660445	8.00	case(s)	45.20	361.60	361.60
		Cleaning Rags # A03950 White Medium 50 lbs net weight box

30012		79281 - A & A Wiping Cloth See Special Instructions - See Special Instructions Cleaning Rags # A04580 Blue Surgical Towels, 15" x 22" 50 lbs net weight box	660445	8.00	case(s)	113.00	904.00	904.00

30014		79281 - A & A Wiping Cloth See Special Instructions - See Special Instructions Cleaning Rags Microfiber # W915100Y Size: 16" x 16" Color: Yellow Pkd: 15 dz/cs	660445	8.00	case(s)	108.00	864.00	864.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 34 of 75

Room Type:	30 - Housekeeping Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

30016		79281 - A & A Wiping Cloth See Special Instructions - See Special Instructions Cleaning Rags Microfiber # W915100B Size: 16" x 16" Color: Red Pkd: 15 dz/cs	660445	8.00	case(s)	108.00	864.00	864.00

30050		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Housekeeping Moible Quick Cart # 1902465 Exterior Material: Teflon coated material	660453	6.00	each	269.00	1,614.00	1,614.00

Includes: Removable inner caddy, outside pockets, side pockets, adjustable dividers, hook & loop system, kick-plate, non-marking wheels telescoping handle & large front zipper pocket.

Size: 16.50" L x 14.25" W x 25.00" H

Color: Black

Capacity: 60.0 LB

Pkd: 1 ea

30100		79256 - Foundations Worldwide, Inc. See Special Instructions - See Special Instructions SleepFresh Play Yard Crib # 1456037 Easy-Fold Design, w/ 24" x 36" Sleeping Surface Mesh on All Four Sides Includes 3/4" Mattress w/Waterproof Cover & Tote Bag Color: Regatta Size: 40.25"L x 28.5"W x 29.5"H Note: Minimum Order is $1500	660654	22.00	each	69.50	1,529.00	1,529.00
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 35 of 75

Room Type:	30 - Housekeeping Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

30120		71275 - Windsor Industries, Inc. See Special Instructions - See Special Instructions Steam Cleaner # 9.840-860.0 Zephyr , w/Transport Cart Continuous Operation 2-Tank System Includes: Connection Hose, 2-Steam Wands, Floor Nozzle Hand Tool, Round Brush & Power Nozzle Size: 18.9"L x 12"W x 10.4"H 110V/2250 Watts	660440	2.00	each	1,221.88	2,443.76	2,443.76

30124		71275 - Windsor Industries, Inc. See Special Instructions - See Special Instructions Vacuum Upright 18" SRXP18 # 1.012-030.0	660440	2.00	each	520.56	1,041.12	1,041.12

Sensor XP, 1.6 HP Vacuum Motor, Injected Molded High Impact Plastic On-Board Tools & Extension Wand, Automatic Height Adjustment 18" Cleaning Path, High Efficiency Filtration, Triple Layer Dust Bag

Size: 46"H x 18"Working Width

120V/60HZ

  Tag For: Housekeeping Supplies

30126		71275 - Windsor Industries, Inc. See Special Instructions - See Special Instructions Vacuum Filter Bags 5300CS # 9.840-643.0 for Sensor XP vacuums Pkd: 10 bg/pk, 25 pk/cs	660440	6.00	case(s)	337.77	2,026.62	2,026.62

30128		71275 - Windsor Industries, Inc. See Special Instructions - See Special Instructions Vacuum-Micro Air Filter Replacement # 8.600-522.0 for Sensor XP Vacuum	660440	15.00	each	19.77	296.55	296.55
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 36 of 75

Room Type:	30 - Housekeeping Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

30130		71275 - Windsor Industries, Inc. See Special Instructions - See Special Instructions Wind Blower Fan Airmover 3 # 1.004-027.0 0.5 HP Motor, 3-Speeds of Air Movement, Molded Handle Maximum Air Movement of 3,000 cfm, 4-Point Mount Built-In Carpet Clip, 3-Standing Angle Positions Size: 20"L x 16"W x 18.8"H 120V/60HZ Tag For: Housekeeping Supplies	660440	3.00	each	175.20	525.60	525.60

30132		71275 - Windsor Industries, Inc. See Special Instructions - See Special Instructions Carpet Cleaner Mini Deluxe # 9.840-304.0	660440	2.00	each	1,538.13	3,076.26	3,076.26

iCapsol , Interim Carpet Care, Productively Clean & Freshen Up Carpet Surfaces

Low Moisture Encapsulation Carpet Cleaning Process Removes Soil

Compact Design, Impact Resistant Plastic Housing, Aluminum Handle

& Base, 2-Counter Rotating Brushes, 17" Cleaning Path, Debris Bin

On-Board Spray Jet

Size: 18"W x 15.25"D x 45.5"H

120V/60HZ

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 37 of 75

Room Type:	30 - Housekeeping Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

30134		71275 - Windsor Industries, Inc. See Special Instructions - See Special Instructions Floor Polisher Bolt BP17X # 1.009-082.0 Single Speed Floor Machine, Strong & Solid Handle Housing 1.4" Tubular Steel Handle, Dual Levers w/Safety Locks 1.5 HP, 175 RPM Pad Speed Size: 23"L x 18"W x 47"H 115V/60HZ Tag For: Housekeeping Supplies	660440	2.00	each	539.62	1,079.24	1,079.24

30136		71275 - Windsor Industries, Inc. See Special Instructions - See Special Instructions Carpet Extractor ADM8 # 1.008-017.0	660440	2.00	each	1,986.93	3,973.86	3,973.86

Admiral 8 , Powerful High Speed Carpet Cleaning, Injected Molded Chassis

w/Rotational Molded Polyethylene Tanks, 3-Stage, Bypass

1.5 HP Vacuum Motor, Adjustable Handle, Finger Tip Controls

8-Setting Cleaning Brush Positions, 1/3 HP Brush Motor

Cap: 8 Gal. Solution & Recovery Tanks

Size: 45"L x 17.5"W x 36"H

115V/60HZ

			660440	42.00	each	366.59	15,396.78	15,396.78
30138		71275 - Windsor Industries, Inc. See Special Instructions - See Special Instructions Vacuum Upright 12" SRXP12 # 1.012-024.0

Sensor XP, 1.6 HP Vacuum Motor, Injected Molded High Impact Plastic On-Board Tools & Extension Wand, Automatic Height Adjustment 12" Cleaning Path, High Efficiency Filtration, Triple Layer Dust Bag Size: 46"H x 12"Working Width

120V/60HZ

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 38 of 75

Room Type:	30 - Housekeeping Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

30139		71275 - Windsor Industries, Inc. See Special Instructions - See Special Instructions Vac Pak 10 # 1.14-014.0 10 qt., portable back mounted vacuum. 1.7 HP vacuum motor	660440	2.00	each	362.74	725.48	725.48

30306		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Wet-Floor Safety-Cone Multi-Lingual #FG627677YEL Size: 12-1/4"L x 12-1/4"W x 36"H Color: Yellow Plastic Pkd: 5/cs	660453	15.00	each	32.31	484.65	484.65

30308		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Mop Bucket Wringer Combination # FG738000YEL	660453	6.00	each	47.51	285.06	285.06
		Plastic Construction, One-Piece Design, Integrated Bucket & Wringer Reverse Wringing Mechanism, Built-In Lift Handles Size: 22.6"L x 13.2"W x 32.2"H Color: Yellow Pkd: ea

30310		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Floor Squeegee # FG9C3100BLA Size: 18" Straight Edge Galvanized Frame & Zinc Socket Pkd: 6/cs	660453	6.00	each	14.61	87.66	87.66
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 39 of 75

Room Type:	30 - Housekeeping Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

30312		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Handle for Floor Squeegee # FG636200NAT Size: 60"L Pkd: 6/cs	660453	6.00	each	3.47	20.82	20.82

30314		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Invader Wet Mop Handle # FGH11600 0000 Hardwood Hand w/Slide Gate Yellow Plastic Head Size: 60"L Pkd: 12/cs	660453	24.00	each	9.54	228.96	228.96

30316		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Wet Mop Head # FGA11206 WH00 Cotton/Synthetic Blend, Looped End w/Green Head 1" Band Color: White Size: 24 oz. Pkd: 6/cs	660453	12.00	each	9.05	108.60	108.60

30322		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Wood Handle 60" w/Threaded Metal Tip # FG636100 LAC for Push Broom & Floor Sweep Pkd: 12/cs	660453	24.00	each	2.59	62.16	62.16
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 40 of 75

Room Type:	30 - Housekeeping Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

30354		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Lobby Pro Upright Dust Pan # FG253100 BLA Size: 12-3/4"L x 11-1/4"W x 5"H Color: Black Pkd: 6/cs	660453	18.00	each	16.35	294.30	294.30

30358		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Closet Organizer/Tool Holder Kit # FG199200 GRAY Size: 18"L x 3-1/4 W x 4-1/4" D Color Gray Pkd: 6/cs	660453	18.00	each	23.21	417.78	417.78

30360		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Medium Floor Sweep 18" # FG9B0600 BLA Plastic Foam Block w/Polypropylene Fill Size: 18"L x 3" Trim Length Pkd: 12/cs	660453	24.00	each	9.17	220.08	220.08

30364		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions	660453	24.00	each	8.17	196.08	196.08
		Lambswool Duster w/Telescoping Plastic Handle # FG9C04000000 30"-42" Length Pkd: 6/cs
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 41 of 75

Room Type:	30 - Housekeeping Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

30374		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions Standard Microfiber Damp Room Mop # FGQ40900 BL00 Size: 18"L x 5"W x 1/2"H Color: Blue Pkd: 12/cs	660453	48.00	each	4.95	237.60	237.60

30378		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Door Wedge 4" # 1RCU4 Size: 4"L x 1"W x 1-5/16" Color: Dark Brown	660569	72.00	each	6.30	453.60	453.60

						Total:	39,999.20	39,999.20

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 42 of 75

Room Type:	32 - Front Desk/Bellman Stand		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

32010		83846 - Pantheon USA Inc. See Special Instructions - See Special Instructions Bellman's Cart # LC400-BS-BK Finish: Brushed Stainless Steel Carpet: Black T-Hanger Bar, 8" pneumatic wheels Wrap Corner Bumper DIM: 44"L x 24"W x 75"H Tag For: Front Desk/Bellman Stand	660649	10.00	each	972.00	9,720.00	9,720.00

32012		83846 - Pantheon USA Inc. See Special Instructions - See Special Instructions Bellman's Hand Truck # LC230-BS-BK 23.5" Long Fold Up Drop Nose 10" Black Pneumatic Wheels w/Chrome Hubs Finish: Brushed Stainless Steel Carpet Color: Black DIM: 28"L x 47"H x 22"W Pkd: each Tag For: Front Desk/Bellman Stand	660649	2.00	each	287.00	574.00	574.00

32014		83846 - Pantheon USA Inc. See Special Instructions - See Special Instructions Doorman Umbrella # PF-U24-CC with logo 62" arc diameter, folding style Frame: 75cm * 4mm, Fiberglass construction Shaft: Fiberglass, Handle: Rubber Straight	660649	75.00	each	10.95	821.25	821.25
		Fabric: 190T waterproof polyester pongee; vented canopy, includes sleeve
		Color: Black Tag For: Front Desk/Bellman Stand
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 43 of 75

Room Type:	32 - Front Desk/Bellman Stand		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

32028		83195 - Lets Gel See Special Instructions - See Special Instructions New Life Eco-Pro Matting # Therapeutic Gel Over Supportive Foam Stain-Resistant, High-Traction Bottom Size: 20" x 72" Color: STONE Pkd: each	660437	4.00	each	179.95	719.80	719.80

						Total:	11,835.05	11,835.05

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 44 of 75

Room Type:	34 - Uniforms		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

34100		71855 - Cintas Ship-to To Be Selected Women's Shirt Dress # C-990243 Premier Collection Fabric: 100% Polyester Color: White Size: TBD Front Desk/Concierge		27.00	each	129.99	3,509.73	3,509.73

34102		71855 - Cintas Ship-to To Be Selected Gossamer Flower Pin # 115163-160 Font Desk/Concierge		27.00	each	22.99	620.73	620.73

34104		71855 - Cintas Ship-to To Be Selected Men's Westgate Blazer # C-990243 Premier Collection Fabric: 55/45 Cotton/Polyester Color: Seersucker Grey/White Stripe Size: TBD Front Desk/Concierge		27.00	each	189.99	5,129.73	5,129.73

34106		71855 - Cintas Ship-to To Be Selected Men's Modern Slim Pants # C-990221 Premier Collection Fabric: 55/45 Cotton/Polyester Color: Seersucker Grey/White Stripe Size: TBD Front Desk/Concierge		27.00	each	99.99	2,699.73	2,699.73
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 45 of 75

Room Type:	34 - Uniforms		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

34108		71855 - Cintas Ship-to To Be Selected Men's Non-Iron Dress Shirt # 113215-00 Premier Collection Fabric: 100% Polyester Color: White Size: TBD Front Desk/Concierge		27.00	each	47.99	1,295.73	1,295.73

34110		71855 - Cintas Ship-to To Be Selected Pocket Square # C-949200 Premier Collection Fabric: 100% Polyester Color: Raspberry Front Desk/Concierge		27.00	each	19.99	539.73	539.73

34112		71855 - Cintas Ship-to To Be Selected Men's Justin Vest # C-947324 Premier Collection Fabric: 55/45 Cotton/Polyester Color: Seersucker Grey/White Stripe Size: TBD Bellman		42.00	each	69.99	2,939.58	2,939.58

34116		71855 - Cintas Ship-to To Be Selected Men's Preston Pants # 112968-30 Premier Collection Fabric: 65/35 Poly/Cotton Color: Lt. Grey Size: TBD Bellman		42.00	each	74.99	3,149.58	3,149.58
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 46 of 75

Room Type:	34 - Uniforms		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

34118		71855 - Cintas Ship-to To Be Selected Men's Fusion Fly-Front Shirt # 111096-92 Nehru Collar & 3/4 Sleeve Tabs Premier Collection Fabric: 100% Polyester Color: White Size: TBD Bellman		42.00	each	52.89	2,221.38	2,221.38

34120		71855 - Cintas Ship-to To Be Selected Men's Cargo Pants # 270-35 Fabric: 65/35 Poly/Cotton Color: Black Size: TBD Engineering/Maintenance		38.00	each	30.99	1,177.62	1,177.62

34122		71855 - Cintas Ship-to To Be Selected Men's Comfort Shirt Long Sleeve # 935-30 Fabric: 65/35 Poly/Cotton Color: White Size: TBD Engineering/Maintenance		38.00	each	21.99	835.62	835.62

34124		71855 - Cintas Ship-to To Be Selected Gold Bucket Webb Belt # 46100-35 Fabric: 100% Polyester Color: Black/Gold Finish Bucket Size: OSFA Engineering/Maintenance		38.00	each	6.99	265.62	265.62
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 47 of 75

Room Type:	34 - Uniforms		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

34126		71855 - Cintas Ship-to To Be Selected Women's Velocity Flat-Front Slacks # 112905-1 Fabric: 60/40 Poly/Recycled Poly Color: Charcoal Size: TBD Housekeeping		120.00	each	30.99	3,718.80	3,718.80

34128		71855 - Cintas Ship-to To Be Selected Women's Velocity Banded Collar Tunic # 61237-30 Fabric: 60/40 Poly/Recycled Poly Color: Lt. Grey Size: TBD Housekeeping		120.00	each	44.99	5,398.80	5,398.80

34130		71855 - Cintas Ship-to To Be Selected Men's Comfort Flat-Front Pant # 945-35 Fabric: 60/40 Poly/Recycled Poly Color: Black Size: TBD Housekeeping		40.00	each	21.55	862.00	862.00

34132		71855 - Cintas Ship-to To Be Selected Men's Velocity Banded Shirt # 61238-30 Fabric: 60/40 Poly/Recycled Poly Color: Lt. Grey Size: TBD Housekeeping		40.00	each	33.99	1,359.60	1,359.60
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 48 of 75

Room Type:	34 - Uniforms		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

34134		71855 - Cintas Ship-to To Be Selected Uniform Installation/Fitting		1.00	lot	9,500.00	9,500.00	9,500.00

						Total:	45,223.98	45,223.98

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 49 of 75

Room Type:	38 - Engineering Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38010		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Extension Cord 25' #3EA99 Indoor/Outdoor	660569	2.00	each	26.21	52.42	52.42

38012		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Extension Cord 50' #1FD55 Indoor/Outdoor	660569	4.00	each	25.63	102.52	102.52

38014		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Extension Cord 100' #1FD56 Indoor/Outdoor	660569	1.00	each	69.91	69.91	69.91

38016		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Outlet Strip, 15A, 120V, Putty #5A311 6-Outlets	660569	2.00	each	18.68	37.36	37.36

38018		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Worklight 1000W # 4VM74	660569	1.00	each	73.00	73.00	73.00

38022		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Battery AAA Size Alkaline #5LE25 Pkd: 24/pk	660569	1.00	Package (s)	11.80	11.80	11.80
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 50 of 75

Room Type:	38 - Engineering Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38028		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Battery AA Size Alkaline #5LE23 Pkd: 24/pk	660569	1.00	Package (s)	7.07	7.07	7.07

38030		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Battery 9V Size Alkaline #5LE24 Pkd: 12/pk	660569	1.00	Package (s)	22.97	22.97	22.97

38034		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Bolt Cutter Set 2-PC 14" & 18" #1YNC1	660569	1.00	set	90.83	90.83	90.83

38042		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Hammer Drill Bit 7-PC Set #4KZ92	660569	1.00	set	26.64	26.64	26.64

38044		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions SDS Rotary Hammer Drill Kit #2LDB3 120V, 7.5A	660569	1.00	each	236.20	236.20	236.20

38046		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Chisel Scaling 10" #4LC58	660569	1.00	each	33.64	33.64	33.64
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 51 of 75

Room Type:	38 - Engineering Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38048		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Hammer Drill Bit 5-PC Set #4TG60	660569	1.00	each	33.24	33.24	33.24

38050		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Fastener Pin 1" Powder Tool #2HNY1 Pkd: 100/pk	660569	1.00	Package (s)	7.18	7.18	7.18

38054		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Angle Grinder 4-1/2" #1AUY3 11000 RPM	660569	1.00	each	161.40	161.40	161.40

38056		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Depressed Center Wheel T27 #4KZ29 Size: 4.5"Dia. x 1/8" x 7/8"Arbor	660569	6.00	each	2.53	15.18	15.18

38058		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Water Hose Reinforced PVC #20L430 Size: 50'L x 5/8"Dia.	660569	1.00	each	27.21	27.21	27.21

38060		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Water Hose Reinforced PVC #20L436 Size: 75'L x 3/4"Dia.	660569	1.00	each	50.49	50.49	50.49
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 52 of 75

Room Type:	38 - Engineering Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38062		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Water Nozzle Pistol Grip #1HLW3 Rubber Grip, 6-Position Dial	660569	1.00	each	19.11	19.11	19.11

38066		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Measuring Tool Kit 3-PC #4KU85 Hardened Case	660569	1.00	each	173.47	173.47	173.47

38068		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Retrieving Tool Telescopic Magnetic #5C598 Length:16-3/4"	660569	1.00	each	16.20	16.20	16.20

38072		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Lubricant WD 40 16 oz. #3UM47	660569	2.00	each	8.08	16.16	16.16

38086		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Carpet Floor Dryer # 5UNZ5 2700 CFM, Color: Blue MFG: DRI-EAZ 115V	660569	1.00	each	445.38	445.38	445.38
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 53 of 75

Room Type:	38 - Engineering Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38088		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Wet/Dry Vacuum 6.5 HP #1UG91 Cap: 22 Gal. MFG: Dayton 120V	660569	2.00	each	226.31	452.62	452.62

38090		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Pressure Washer Gas #3WB90 13HP, 3500psi, 3.7gpm	660569	1.00	each	3,091.38	3,091.38	3,091.38

38092		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Double Sided Stepladder Fiberglass 6' #4XP49 Cap: 375 lb.	660569	2.00	each	223.13	446.26	446.26

38094		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Double Sided Stepladder Fiberglass 10' #4XP51 Cap: 375 lb.	660569	2.00	each	378.00	756.00	756.00

38096		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Double Sided Stepladder Fiberglass 4' #4XP48 Cap: 375 lb.	660569	4.00	each	166.69	666.76	666.76
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 54 of 75

Room Type:	38 - Engineering Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38098		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Extension Ladder Leveler Kit Aluminum #4XP35	660569	1.00	each	121.50	121.50	121.50

38102		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Add On Shelving Unit #1BLB8 Size: 87"H x 36"W x 18"D Shelf Cap: 800 lb.	660569	2.00	each	160.88	321.76	321.76

38104		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Industrial Wire Shelving Unit #1PGF3 4-Shelves, Chrome Plated Size: 36"W x 24"D x 63"H	660569	2.00	each	219.75	439.50	439.50

38106		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Flared Leg Workbench #7D197 Size: 72"W x 30"D x 30"H Cap: 6000 lbs.	660569	1.00	each	361.31	361.31	361.31

38108		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Convertible Hand Truck Aluminum #4ZJ34	660569	1.00	each	402.38	402.38	402.38
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 55 of 75

Room Type:	38 - Engineering Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38110		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Duct Tape Silver #2W504 Size: 48mm x 55m,11 mil	660569	4.00	each	10.89	43.56	43.56

38114		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Leather Gloves Gauntlet Cuff #5JH03 Size: L	660569	6.00	pair	3.72	22.32	22.32

38116		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Disposable Gloves Vinyl Clear #3BA39 Size: XL Pkd: 100/bx	660569	1.00	box	7.63	7.63	7.63

38118		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Disposable Gloves Nitrile Blue # 1RL59 Size: XL Pkd: 100/bx	660569	1.00	each	12.47	12.47	12.47

38120		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Disposable Gloves Nitrile Blue #1RL62 Size: L Pkd: 100/bx	660569	1.00	each	15.42	15.42	15.42
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 56 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38122		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions First Aid Kit Bulk White 788-PC #5AC21	660569	3.00	each	376.03	1,128.09	1,128.09

38124		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Lockout Station Filled 26-Components #5TA80	660569	1.00	each	330.31	330.31	330.31

38152		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Electrical Tape Black #19N746 Size: 3/4" x 60' - 7mil Replaces 5MZ89	660569	15.00	each	1.84	27.60	27.60

38154		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Portable Label Maker LCD Display #20XW96 Replaces 3PXY9	660569	1.00	each	105.96	105.96	105.96

38156		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Label Cartridge Black/White #3PXW4 Size: 1/2" W	660569	1.00	each	34.04	34.04	34.04
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 57 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38158		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Multimeter & Clampmeter Kit #46N342 Fluke-117 Multimeter w/Batteries, TL175 Test Leads TPAK Hanging Strap, C115 Soft Carry Case, Fluke-323 True RMS Clampmeter, Information Pack	660569	1.00	each	332.06	332.06	332.06

38166		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Fish Tape Steel #4VDF3 Size: 1/8"Dia. x 65'	660569	1.00	each	56.48	56.48	56.48

38168		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Infrared Thermometer #4TXH4 Includes: Battery & Carrying Case	660569	1.00	each	119.04	119.04	119.04

38172		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Retractable Utility Knife 6" Gray #4YR09	660569	2.00	each	5.96	11.92	11.92

38174		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Utility Blades Heavy Duty #5C950 Pkd: 400 ea/pk	660569	1.00	Package (s)	61.69	61.69	61.69
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 58 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38176		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Tool Bag 11-Pocket # 32PJ40 Size: 22" x 12-1/2" x 14"	660569	4.00	each	71.25	285.00	285.00

38178		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Screwdriver Set 37-PC #4WM46	660569	3.00	each	18.00	54.00	54.00

38180		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Dual Range AC Voltage Detector #3EMK6	660569	2.00	each	16.21	32.42	32.42

38182		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Sealant Tape #4X227 Size: 1/2" x 260"	660569	2.00	each	2.32	4.64	4.64

38184		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Safety Glasses #1VW13 Antifog, Scratch-Resistant	660569	4.00	each	8.67	34.68	34.68

38186		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Mechanics Gloves Black #3BA57 Size: L	660569	4.00	pair	13.87	55.48	55.48
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 59 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38188		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Rainsuit w/Detachable Hood 3-PC #5T913 Color: Yellow Size: L	660569	4.00	each	25.77	103.08	103.08

38190		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Ratchet Flare Nut Wrench 7-PC Set #1AKW0 Size: 3/8"-3/4"	660569	1.00	each	164.93	164.93	164.93

38194		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Alkaline Based Coil Cleaner 1 Gal Blue #1ANG9 Pkd: 4 gl/cs	660569	4.00	each	29.40	117.60	117.60

38196		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Refrigerant Recovery Machine 4-Port # 5VF78 1/2 HP 115V	660569	1.00	each	2,144.63	2,144.63	2,144.63

38206		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Angle Grinder 4-1/2' # 5TB84	660569	1.00	each	94.88	94.88	94.88
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 60 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38208		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Straight Pipe Wrench Aluminum # 6A650 Size: 10"L	660569	1.00	each	39.45	39.45	39.45

38210		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Straight Pipe Wrench Aluminum # 6A651 Size: 14"L	660569	1.00	each	52.88	52.88	52.88

38212		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Sectional Drain Cleaning Machine 1/6HP #2RPC7 115V	660569	1.00	each	875.20	875.20	875.20

38214		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Drain Gun w/Autofeed #6DNX7 Cap: I.D. 3/4" to 2-1/2"	660569	1.00	each	417.60	417.60	417.60

38216		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Toilet Auger w/Bulb Head # 4CX11 Size: 6'	660569	1.00	each	60.94	60.94	60.94

38218		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Sectional Drain Cleaning Machine 1/6HP #3Z748 115V	660569	4.00	each	3,092.80	3,092.80	3,092.80
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 61 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38220		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions E-Z Bellows Plunger Plastic #5TF30 Cup Size: 7"	660569	4.00	each	8.10	32.40	32.40

38222		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions I Beam Level 48" Magnetic #6A509	660569	1.00	each	44.44	44.44	44.44

38224		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Pry Bar 4-PC Set # 4PM09 12" & 18" Pry Bars, 15" Flat Bar & 24" Gooseneck Bar	660569	1.00	set	61.05	61.05	61.05

38226		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Drive Pin Punch 7-PC Set # 1Q737 Size: 1/16"-1/4"	660569	1.00	set	45.34	45.34	45.34

38228		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Chisel 6-PC Set Steel #5ME53 Size: 1/4" to 1-1/2	660569	1.00	set	101.59	101.59	101.59

38230		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Hacksaw Kit 2-PC #4YR51	660569	1.00	each	28.43	28.43	28.43
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 62 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38236		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Spade Bit 6-PC Set #4XL03	660569	1.00	set	16.47	16.47	16.47

38238		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions HSS Step Drill Bit 3-LG Set #4A954	660569	1.00	each	60.44	60.44	60.44

38244		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Reciprocating Saw Blade Set # 4XL04 Size: 6"L	660569	1.00	set	18.86	18.86	18.86

38254		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Portable Tile Saw Wet Cut 7" Blade #1YRL9	660569	1.00	each	71.92	71.92	71.92

38256		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Steel Handle 60" #8ZD24 Color: Red/Black	660569	2.00	each	10.19	20.38	20.38

38258		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Rubber Squeegee 18" #3U425 Color: Black/Silver	660569	2.00	each	20.59	41.18	41.18
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 63 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38260		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Plastic Funnel 32 Oz. #3U606	660569	1.00	each	10.90	10.90	10.90

38262		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Airless Paint Sprayer 1/2 HP # 21YR64 0.27 GPM, w/25' Hose, 3000 PSI MFG: Graco	660569	1.00	each	425.69	425.69	425.69

38264		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Paint Roller Cover 9" #3UW67 3/8" Nap	660569	2.00	each	6.34	12.68	12.68

38266		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Paint Roller Cover 9" #3UW68 1/2" Nap	660569	2.00	each	6.46	12.92	12.92

38268		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Paint Roller Frame 9" #1UFP2 w/Rubber Handle	660569	2.00	each	6.26	12.52	12.52

38270		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Paint Tray Polypropylene #3UW75	660569	2.00	each	6.28	12.56	12.56
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 64 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38272		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Wire Spreader Screen #3UW49	660569	2.00	each	6.90	13.80	13.80

38274		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Heavy Duty Extension Pole #1UFN7 Size" 4' to 8'	660569	2.00	each	46.55	93.10	93.10

38276		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Canvas Drop Cloth 15' x 4' #5H910	660569	2.00	each	29.31	58.62	58.62

38278		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Canvas Drop Cloth 12' x 9' #5H908	660569	2.00	each	48.69	97.38	97.38

38280		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Construction Film Clear 4Mil #4JX87 Size: 10' x 100'	660569	1.00	each	48.72	48.72	48.72

38282		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Construction Film Clear 6Mil #4JX88 Size: 10' x 100'	660569	1.00	each	77.39	77.39	77.39
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 65 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38284		70371 - W. W. Grainger, Inc See Special Instructions - See Special Instructions Masking Tape Blue #41C894 Size: 2" x 60 Yd. Replaces 1F161	660569	2.00	each	18.59	37.18	37.18

38286		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Portable Eye Wash Unit 16 Gal #2LVL4	660569	1.00	each	276.94	276.94	276.94

38290		70371 - W. W. Grainger, Inc See Special Instructions - See Special Instructions Disposable Latex Gloves #4XT08 Size: L Pkd: 100 ea/bx	660569	1.00	box	13.94	13.94	13.94

38292		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Safety Glasses Clear Antifog #1FYX7	660569	4.00	each	1.93	7.72	7.72

38294		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Lifting Belt Black #6T562 Size: S	660569	1.00	each	20.73	20.73	20.73

38296		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Lifting Belt Black #6T563 Size: M	660569	1.00	each	12.30	12.30	12.30
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 66 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38298		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Lifting Belt Black #6T564 Size: L	660569	1.00	each	12.30	12.30	12.30

38300		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Lifting Belt Black #6T565 Size: XL	660569	1.00	each	12.30	12.30	12.30

38302		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Disposable Respirator N95 #3KP43 Pkd: 20 ea/pk Replaces 9XTP2	660569	2.00	each	24.41	48.82	48.82

38320		86533 – Partsmaster See Special Instructions - See Special Instructions Combination Wrench Set SAE #DY89250002 14-PC, 1/4" to 1"	660624	1.00	each	182.75	182.75	182.75

38322		86533 – Partsmaster See Special Instructions - See Special Instructions Ratchet 1/2 Drive #DY89260510 Reversible Quick Release	660624	1.00	each	40.94	40.94	40.94
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 67 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38326		86533 – Partsmaster See Special Instructions - See Special Instructions Ratchet 1/4 Drive #DY89260500 Reversible Quick Release	660624	1.00	each	27.69	27.69	27.69

38328		86533 – Partsmaster See Special Instructions - See Special Instructions 12PT Socket Set 1/4 Dr SAE Std #DY89250512 With Rubber Ball Rail	660624	1.00	each	33.11	33.11	33.11

38330		86533 – Partsmaster See Special Instructions - See Special Instructions 12PT Socket Set 1/4Dr SAE DP #DY89250514 With Rubber Ball Rail	660624	1.00	each	45.30	45.30	45.30

38332		86533 – Partsmaster See Special Instructions - See Special Instructions ST Wobbles Set 1/2 # DY89310052 (3", 5", 10")	660624	1.00	each	36.96	36.96	36.96

38334		86533 – Partsmaster See Special Instructions - See Special Instructions Capscrew 304 Stainless 40 Bin #DY99940101 1/4" - 1/2" USS, 1381-Pcs	660624	1.00	each	524.17	524.17	524.17

38336		86533 – Partsmaster See Special Instructions - See Special Instructions Dry Wall Screws Fine Thread 609-PC #DY99510000	660624	1.00	each	155.20	155.20	155.20
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 68 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38338		86533 - Partsmaster See Special Instructions - See Special Instructions Set Screw Socket w/Keys 933-PC #DY99510014	660624	1.00	each	155.20	155.20	155.20

38360		86533 - Partsmaster See Special Instructions - See Special Instructions Cable Ties Black 450-PC #DY99510206	660624	1.00	each	149.55	149.55	149.55

38362		86533 - Partsmaster See Special Instructions - See Special Instructions Cable Ties White 300-PC #DY99510208	660624	1.00	each	148.14	148.14	148.14

38370		86533 - Partsmaster See Special Instructions - See Special Instructions Wall Anchors Variety Tray No.2 550-PC #DY99511502	660624	1.00	each	161.40	161.40	161.40

38380		86533 - Partsmaster See Special Instructions - See Special Instructions Hex Key 6" Set T-Handle Rubber #DY80001005	660624	1.00	each	105.46	105.46	105.46

38382		86533 - Partsmaster See Special Instructions - See Special Instructions Hex Key Set T-Handle Vinyl 6" #DY80001905 8-PC Metric In Stand	660624	1.00	each	138.40	138.40	138.40
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 69 of 75

Room Type:	38 - Engineering Supplies	Number Of Rooms:		1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

38384		86533 - Partsmaster See Special Instructions - See Special Instructions Fold Out Tool Set Hex Keys # DY80000191 9-Sizes: 5/64" - 1/4"	660624	1.00	each	19.86	19.86	19.86

38386		86533 – Partsmaster See Special Instructions - See Special Instructions Fold Out Set Hex Keys Metric #DY80000196 7-Sizes: 2.0MM - 8.0MM	660624	1.00	each	21.43	21.43	21.43

38436		86533 - Partsmaster See Special Instructions - See Special Instructions Bin Stand Orange 40 / 72 Hole #DY75021100 Size: 12" D x 34"W x 5-3/4"H ***no charge per vendor***	660624	1.00	each	0.00	0.00	0.00

38438		86533 - Partsmaster See Special Instructions - See Special Instructions Slide Rack Stand Orange #DY75032010 For 750-3-0001 and 750-3-0004 ***no charge per vendor***	660624	1.00	each	0.00	0.00	0.00

38440		86533 - Partsmaster See Special Instructions - See Special Instructions Slide Rack Stand Orange # DY75032010 for 750-3-0001 and 750-3-0004 ***no charge per vendor***	660624	1.00	each	0.00	0.00	0.00

						Total:	22,534.22	22,534.22

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 70 of 75

Room Type:	40 - Laundry Supplies		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

40002		72596 - Meese Orbitron Dunne Company See Special Instructions - See Special Instructions Laundry Truck # 39-8 w/Ergonomic Spring Loaded Platform	660809	2.00	each	177.00	354.00	354.00

		Rotationally Molded Waterproof Chemical Resistant Polyethylene
		Galvanized Metal Flat Base, Hard Rubber Non-Marking 3" Casters
		37"L x 25-1/2"W x 23-1/2"D x 27-1/2"H Cap: 8 Bushel Color: Blue

40010		72596 - Meese Orbitron Dunne Company See Special Instructions - See Special Instructions Bushel Cart # 32GM-20BU Cap: 20 Bushels integrated metal/wood base, Vynatex vinyl liners DIM: 48"L x 32"W x 36-1/2"H 5" All Swivel Casters Color: Royal Blue	660809	6.00	each	299.00	1,794.00	1,794.00

						Total:	2,148.00	2,148.00

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 71 of 75

Room Type:	60 - Receiving Loading Dock		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

60010		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Wesco Convertible Truck Spartan Jr. #220000	660569	2.00	each	381.89	763.78	763.78

		2-Wheel, Aluminum, Foot Pedal Release, 18"W Noseplate Shatter-Resistant
		10" Pneumatic Wheels & Non-Marking 5"x1.25" Swivel Casters, Dual Hand Grips
		2-Frame Cross Braces, w/12" x 38" Frame Bed 2-Wheel Cap: 500 lbs.; 4-Wheel Cap: 1000 lbs. Size: 22"L x 19"W x 52"H

60012		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Standard Platform Truck #4W623 Sealed Wood Deck, Removable Steel Handle 4-5" Casters 2-Rigid, 2-Swivel Deck Size: 54"L x 27"W Overall Size: 54"L x 27"W x 36"H Cap: 2600 lbs. Color: Red	660569	3.00	each	355.31	1,065.93	1,065.93

60014		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Dock Plate, Aluminum # 4LGV1 Size: 36"L x 60"W Cap: 6600 lbs.	660569	1.00	each	618.75	618.75	618.75

60018		70371 - W. W. Grainger, Inc. See Special Instructions - See Special Instructions Ohaus digital Bench Scale # 1UXL1 S/S Platform, LCD Display w/White LED Backlight Size: 25-5/8" x 19-11/16" x 36"H" Cap: 300kg/600 lb., Graduations: 0.05kg/5g/0.1 lb. Includes: AC Adapter & Battery	660569	1.00	each	585.38	585.38	585.38
Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 72 of 75

Room Type:	60 - Receiving Loading Dock		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

60024		70358 - Newell Rubbermaid Commercial See Special Instructions - See Special Instructions HD Platform Truck # FG440300BLA	660453	3.00	each	359.09	1,077.27	1,077.27
		Duramold Precision Engineered Resin & Metal Composite Structure
		w/Molded-In Tie-Down Slots, Textured Deck Surface, Retainer clips
		Includes Powder Coated Red Steel Handle & Frame Wheels: 2 fixed, 2 swivel casters Size: 36"L x 24"W Color: Black w/Red Handle Pkd: 1 ea/cs

60026		74594 - New Age Industrial Corp Inc See Special Instructions - See Special Instructions Dunnage Rack #2008	660446	3.00	each	109.50	328.50	328.50
		Square Bar, 1-tier, All Welded Aluminum Construction, NSF
		Size: 24"W x 36"L x 12"H Cap: 2500 lbs.

						Total:	4,439.61	4,439.61

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 73 of 75

Room Type:	90 - Freight Management		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

90000		70081 - Withers Worldwide See Special Instructions - See Special Instructions US Inland Freight Management	658757	1.00	lot	37,750.00	37,750.00	37,750.00

		Goods are assumed to be packed for transport by common carrier, vendors will load the carriers vehicles. Destination to Withers
		Warehouse in Miami, FL. Origins of freight are assumed to be in the USA and all custom charges for border crossings, duties and taxes are additional. All purchase orders are expected to ship complete

						Total:	37,750.00	37,750.00

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 74 of 75

Room Type:	92 - Warehouse, Receive, and Delivery		Number Of Rooms:	1	U/M	Currency:	US Dollar	Extension
Flag Control No Ref. No	Grouping	Vendor/Ship-To/Item Description	Order No	Quantity		Unit/Original Price	Price Per Room

92000		70081 - Withers Worldwide See Special Instructions - See Special Instructions Warehouse and Redeliver of OS&E	658757	1.00	lot	15,900.00	15,900.00	15,900.00

Receive OS&E and store for up to 60 days. Inspect OS&E orders upon arrival for damages, assist in freight claims where necessary, and issue receiving reports. Redeliver OS&E and place inside during Standard time hours upon an agreed turnover schedule from

		operations by Purchase Order Number. Not included is removal of debris (handled by others)

						Total:	15,900.00	15,900.00

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Detailed) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 75 of 75

Budget By Room Type Report (Summary)
Budget: Room Type: Description:	12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E 1-92 Short	Show PO: Sort By:	(ALL) Control #

					BUDGET

Room Type:		Number Of Rooms:	Initial Budget	Committed	Uncommitted	CURRENT BUDGET	Variance	Price Per Room

1	Guestroom Supplies	1	12,500.00	21,006.51	0.00	21,006.51	8,506.51	21,006.51
3	Guestroom Linen	1	335,000.00	199,860.02	0.00	199,860.02	(135,139.98)	199,860.02
7	Condo Kitchen Supplies	1	28,000.00	18,841.18	0.00	18,841.18	(9,158.82)	18,841.18
8	Guestroom Electronics	1	210.00	210.00	0.00	210.00	0.00	210.00
30	Housekeeping Supplies	1	50,000.00	39,999.20	0.00	39,999.20	(10,000.80)	39,999.20
32	Front Desk/Bellman Stand	1	15,000.00	11,835.05	0.00	11,835.05	(3,164.95)	11,835.05
34	Uniforms	1	45,000.00	0.00	45,223.98	45,223.98	223.98	45,223.98
38	Engineering Supplies	1	30,000.00	22,534.22	0.00	22,534.22	(7,465.78)	22,534.22
40	Laundry Supplies	1	6,700.00	2,148.00	0.00	2,148.00	(4,552.00)	2,148.00
60	Receiving Loading Dock	1	5,000.00	4,439.61	0.00	4,439.61	(560.39)	4,439.61
90	Freight Management	1	37,750.00	37,750.00	0.00	37,750.00	0.00	37,750.00
92	Warehouse, Receive, and	1	15,900.00	15,900.00	0.00	15,900.00	0.00	15,900.00
	Delivery

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Summary) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 1 of 2

Room Type:	Number Of Rooms:	Initial Budget	Committed	Uncommitted	CURRENT BUDGET	Variance	Price Per Room

Currency: US Dollar	TOTAL:	581,060.00	374,523.79	45,223.98	419,747.77	(161,312.23)
			7% TAX ON:	366,097.77	25,626.84
			FREIGHT ON:	419,747.77	0.00
			CONTINGENCY:		25,000.00
			GRAND TOTAL:		470,374.61

Print Date: Jun 29 2016 06:02 PM	LLINX Procurement System - Budget By Room Type Report (Summary) 12095 - Hyde Resort & Residences Hotel Operating Supplies OS&E	Page 2 of 2

EXHIBIT “D”

Form of Bill of Sale

Bill of Sale

For good and valuable consideration, the receipt of which is hereby acknowledged, 4111 SOUTH OCEAN DRIVE, LLC, a Florida limited liability company (“Seller”), does hereby sell, transfer, and convey to SOTHERLY HOTELS INC., (NASDAQ: “SOHO”), a publicly traded real estate investment trust (“Buyer”), any and all personal property owned by Seller and used exclusively in connection with the operation of that certain real property more particularly described in Exhibit “A” attached hereto (the “Personal Property”), as such Personal Property is more particularly described in the attached Schedule 1.

Seller has executed this Bill of Sale and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Personal Property and Buyer has accepted this Bill of Sale and purchased the Personal Property. Seller represents and warrants that it is the true and lawful owner of the Personal Property and the Personal Property is being sold free and clear of any liens, claims, interests, pledges or encumbrances of any kind or nature whatsoever. Without in any way limiting the foregoing, Buyer acknowledges that it is purchasing the Personal Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND, EXCEPT AS OTHERWISE PROVIDED HEREIN, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND BUYER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER NOT OTHERWISE EXPRESSLY PROVIDED FOR HEREIN, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED  OR  EXPRESS  WARRANTY  OF  CONFORMITY  TO  MODELS  OR SAMPLES OF MATERIALS, ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PERSONAL PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE PERSONAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

[Signature Page to Bill of Sale]

Dated this            day of September, 2016.

SELLER:

4111 SOUTH OCEAN DRIVE, LLC, a Florida limited liability company

By:
Name
Title:

BUYER:

SOTHERLY HOTELS INC., (NASDAQ: “SOHO”), a publicly traded real estate investment trust

By:
Name
Title:

Exhibit “A” to Bill of Sale

Description of Real Property

Condominium Unit CU-2 in 4111 SOUTH OCEAN DRIVE CONDOMINIUM, created by Declaration thereof recorded in Official Records Book 50656 Page 1212 of the Public Records of Broward County, Florida.

Exhibit A-1

Schedule 1 to Bill of Sale

List of Personal Property

EXHIBIT “E”

Form of Lease Agreement

LEASE AGREEMENT

(For Parking Garage, Meeting Rooms and Common Element Offices)

THIS LEASE AGREEMENT (this “Agreement”) is entered into as of   day of September, 2016 (the “Effective Date”) between 4111 South Ocean Drive Condominium Association, Inc., a Florida not-for-profit corporation (the “Association”) and SoTHERLY Hotels Inc.,(NASDAQ: “SOHO”), a publicly traded real estate investment trust, (“Lessee”). The Association and the Lessee shall hereinafter each be referred to as a “Party” or together, collectively, the “Parties.”

RECITALS:

A. Association is the entity responsible for the operation of the 4111 South Ocean Drive Condominium (the “Condominium”), located at 4111 South Ocean Drive, Hallandale, Florida 33019 established by that certain Declaration of Condominium, recorded on March 28, 2014 in Official Records Book 50656, Page 1212, of the Public Records of Broward County, Florida (as modified or amended from time to time, collectively the “Declaration”).Any capitalized term used herein but not otherwise defined shall have the meaning given to it in the Declaration, unless the context otherwise requires.

B. The Association desires to provide valet parking services for the parking garage within the Condominium (as shown on Exhibit “2” to the Declaration, the “Parking Garage”) for the benefit of the Association and its members, together with their guests, tenants and invitees, as well as members of the general public in connection with the Condominium being operated as a Condo-Hotel. As such, the Association wishes to hire Lessee to manage and operate the Parking Garage and in connection therewith, to lease to Lessee 400 assigned parking spaces located therein (the “Leased Parking Spaces”) during the term hereof, all pursuant to the terms of this Agreement.

C. In addition to the Leased Parking Spaces, Association desires to lease to Lessee those certain Common Element meeting rooms located on the first floor of the Condominium (as shown on the graphics attached hereto as Schedule “1”, collectively, the “Meeting Rooms”) for use as an activity room and meeting facility for benefit of the Association and its members, together with their guests, tenants and invitees, and Lessee, as well as members of the general public in connection with the Condominium being operated as a Condo-Hotel, all as further detailed in this Agreement.

D. Association further desires to lease to Lessee that certain Common Element office, adjoining office lobby area and resident desk located on the first floor of the Condominium (as shown on the graphics attached hereto as Schedule “1”, collectively, the “Office Area”) for use as private office space for the sole benefit of Lessee.

E. Lessee will also provide for the exclusive management and operation of the Parking Garage and the Meeting Rooms (which are all portions of the Common Elements) as more fully described herein; provided, however the Association shall be obligated to maintain all areas of the Parking Garage and Meeting Rooms (under the supervision and direction of Lessee) at Association’s sole cost and expense.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Recitals: The forgoing recitals are true and correct and are hereby incorporated to this Agreement by this reference.

2. Grant; Engagement. The Association hereby leases to Lessee and Lessee hereby leases from the Association the Meeting Rooms, the Leased Parking Spaces and the Office Area. Additionally, subject to the provisions of this Agreement, the Association hereby engages the Lessee, and the Lessee hereby agrees to be engaged by the Association, to control, manage and operate the Parking Garage, including, without limitation, the Leased Parking Spaces and the Meeting Rooms pursuant to the terms of this Agreement. Collectively, the Meeting Rooms, Office Area, Leased Parking Spaces and Parking Garage may sometimes be referred to herein as the “Premises”.

3. Services. Lessee shall perform the services (the “Services”) set forth in Exhibit “A” attached to this Agreement and otherwise described in this Agreement in connection with the management and operation of the Premises. In performing the Services, Lessee agrees to at all times furnish Lessee’s reasonable skill and judgment, and efficient business administration and to further the interest of the Association and Condominium. Further, Lessee warrants to Association that at all times Lessee shall maintain and operate the Premises in a manner consistent with the following: (i) the Project Quality Standard (as defined in the Declaration),(ii) the Brand Agreement (as defined in the Declaration), (iii) the 2016 Inspection Criteria described on Exhibit “B”; and (iv) a service level equivalent to those Preferred Hotels and Resorts standards or equivalent upper upscale hotel standards evidenced by those brands so designated by Smith Travel Research (“STR”) or a similarly situated national hospitality benchmarking company, if STR is no longer issuing such designations (collectively the “Standard”).

4. Compliance. Lessee agrees to comply with all governmental laws, ordinances and regulations pertaining to the conduct of Lessee’s business operations under this Agreement. Further, Lessee shall not use the Premises, or knowingly permit the Premises to be used, in any manner, or do or suffer any act in or about the Premises which: (i) violates or conflicts with any federal, state, county and municipal law; (ii) causes or is reasonably likely to cause damage to the Condominium; (iii) violates a requirement or condition of any policy of insurance covering the Common Elements of the Condominium, or directly increases the cost of such policy; (iv) constitutes or is reasonably likely to constitute a nuisance to other occupants or its equipment, facilities or systems; or (v) violates the Rules and Regulations (as defined below).

5. Term/Fee/Termination/Definitions.

5.1. Term: The initial term of this Agreement shall be for a period of twenty (20) years, with the Services commencing on the Effective Date and terminating on the 20th anniversary date of the Effective Date (the “Initial Term”). Following the Initial Term, this Agreement shall automatically renew for four (4) consecutive periods of five (5) years each (each a “Renewal Term”). The Initial Term together with the Renewal Term shall be collectively referred to herein as the “Term”. The Parties agree that the Association shall not have the right to terminate this Agreement during the Initial Term or any Renewal Term except as otherwise authorized under Section 718.302, F.S.  The Association acknowledges and agrees that the length of the Term is a material inducement for Lessee entering this Agreement and providing the Services.

5.2. Effect of Termination. The termination of this Agreement shall (except as otherwise provided herein) terminate all rights and obligations of the Association and Lessee hereunder, including, without limitation the lease of the Leased Parking Spaces to Lessee, except that such termination shall not prejudice the rights of any Party against the other for any breach of this Agreement occurring prior to termination.

5.3. Final Accounting. Upon any termination of this Agreement as herein provided, Lessee shall forthwith (i) deliver to Association all materials and supplies, keys, contracts and documents, and such other accounting papers and records relating to this Agreement which are in Lessee’s possession, if any, as Association may reasonably request, including, without limitation, copies of computer files; and (ii) deliver to Association all books and records, warranties, contracts, documents in Lessee’s possession, if any, relating to the Parking Garage. Without limiting the generality of the foregoing, upon any termination of this Agreement as herein provided, Association and Lessee shall make a final reconciliation of the amount of Rent Payment (as hereinafter defined) and Lessee shall pay to Association, within fifteen (15) days following agreement on such reconciliation, any portion of the Rent Payment then owing, but unpaid.  In determining the Rent Payment, Association and Lessee shall view gross revenues on a cash (and not accrual) basis.

5.4. Surrender; Holdover. At the expiration or termination of this Agreement, Lessee shall remove Lessee’s personal property from the Premises, and quit and surrender the Premises to the Association broom clean, and in good order, condition and repair, ordinary wear and tear, casualty and damage caused by the Association excepted. If Lessee, or anyone claiming under Lessee, shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the Term without any agreement in writing between the Association and Lessee with respect thereto, then Lessee shall be deemed a tenant-at-sufferance.

5.5. Compensation. The sole compensation for Lessee under this Agreement shall be the right to retain all revenues generated from the Parking Garage (including, without limitation, any and all valet fees or other charges associated with the parking of vehicles) and all revenues generated from the Meeting Rooms, less and except the “Rent Payment” as hereafter defined. For purposes hereof, the “Rent Payment” shall mean the aggregate of: (i) the annual sum of Two Hundred and Sixteen Thousand and No/100 Dollars ($216,000.00) for the Parking Garage, payable in monthly installments of Eighteen Thousand and No/100 Dollars ($18,000.00) and (ii) the annual sum of Twenty-four Thousand and 00/100 Dollars ($24,000.00), for the Meeting Rooms and Office Area, payable in monthly installments of Two Thousand and No/100 Dollars ($2,000.00). The total annual Rent Payment for the Initial Term of this Agreement is Two Hundred Forty Thousand and 00/100 Dollars ($240,000.00). Upon the commencement of each Renewal Term, the Rent shall be adjusted with a three percent (3%) fixed escalation (i.e., there shall be no escalation of Rent during the Initial Term, but Rent shall increase by 3% for each Renewal Term). For avoidance of doubt, the Rent Payment shall be payable in full each month during the Term of this Agreement irrespective of the amount of revenues generated by Lessee with respect to the Parking Garage and Meeting Rooms. Lessee shall not be entitled to a management fee or compensation other than its right to retain the Gross Revenues (as hereafter defined) generated from the operation of the Parking Garage and Meeting Rooms, subject to the limitations set forth below (provided, however, Lessee shall be entitled to fees for services provided to the Association which are outside the scope of the Services in this Agreement and are otherwise pursuant to any separate agreements by the Parties including, without limitation, property management services, as well as through any separate agreements for services directly with owners and/or under other agreements with the Association). Lessee agrees to pay all Rent Payments due under this Agreement at the time and in the manner set forth in this Agreement, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever. Rent shall be paid in equal monthly installments, in advance, on the first day of each month of the Term. Rent shall be prorated for partial months within the Term based upon the actual number of days in such partial month. Lessee’s covenant to pay the Rent Payment is independent of every other covenant in this Agreement. Notwithstanding the foregoing, any and all costs of maintenance, repair, and/or replacement of the Parking Garage, Office Area and Meeting Rooms shall be at the Association’s sole cost as Common Expenses to the members. The term “Gross Revenues” shall mean the total amount of all monthly, daily transit and/or other parking receipts including, without limitation valet operations, and any and all other receipts (including, without limitation, interest income) collected and derived from or related to the operation and management of the Parking Garage and Meeting Rooms. Gross Revenues shall not include any sales, use, excise, occupancy, gross receipts, or parking tax, nor any other tax or charge collected by Lessee on behalf of and payable to the tax collector.

Notwithstanding anything contained to the contrary in this Agreement, Lessee agrees it shall not charge any fee to the Association for use of the Meeting Rooms for official Association meetings or other events held by the Association directly, nor shall it charge a use fee against a unit owner for the use of any of the Common Elements which are the subject of this Agreement unless the charges relate to expenses incurred by an owner having exclusive use of the Common Elements and/or for valet parking charges. Notwithstanding the foregoing, any use of the Meeting Rooms by the Association as aforesaid is subject to reasonable scheduling availability in accordance with a hotel standard reservation system, provided however that reasonable provision shall be made to give the Association priority. Lessee shall have the right to charge fees to any parties other than the Association, including, without limitation, individual members of the Association, their invitees or guests, guests of the hotel and/or the public in connection with the operation of the Condominium as a Condo-Hotel, for the exclusive use by said persons and that Lessee shall be entitled to retain any and all such fees and/or other revenue generated from the exclusive use of the Meeting Rooms and/or from valet parking fees and or in connection with the Garage other than the applicable portion of the Rent Payment.

An unpaid Rent Payment shall accrue interest at a rate of fifteen percent (15%) per annum, from the date which is fifteen (15) days following the date due until paid. In addition, in the event Lessor does not receive any Rent Payment due under this Agreement within three (3) business days following the day that each such Rent Payment is due hereunder, Lessee shall pay the Association a late charge equal to three percent (3%) of the delinquent Rent Payment.

5.6. Definitions

(a)	Any capitalized terms not otherwise defined herein shall have the meaning set forth in the Declaration.
(b)

“Leased Parking Spaces” shall mean 400 parking spaces located in the Parking Garage. It is the intent of the Parties that the Lessee shall have access to all 490 spaces in the Parking Garage; provided however, that at all times, the Lessee makes available not less than 127 spaces (the “Committed Parking Spaces”) at no charge, for the benefit of those certain Commercial and/or other Unit Owners from time to time of the Units listed on Exhibit “B” attached hereto, and each of their guests, tenants and invitees or others who are issued parking stickers, decals or other personal or vehicle identification in connection with such Units (the “Committed Rights Beneficiaries”), it being understood and agreed that the Committed Rights Beneficiaries shall have the right to valet parking services within the Committed Parking Spaces at no charge (collectively, "Parking Privileges"). The Association hereby covenants and agrees that it shall not grant licenses to any other party whatsoever, other than Lessee, for the Leased Parking Spaces or the Meeting Rooms during the Term of this Agreement; provided, however, Lessee shall be entitled to use any Committed Parking Space to the extent any such space is unoccupied or otherwise not in use by the Commercial and/or other Unit Owners on as available basis at no additional charge to Lessee.

(c)

"Parking Garage" shall mean the portion of the Common Elements shown on Exhibit “2” to the Declaration consisting of parking facilities containing approximately 490 parking spaces, a parking/valet office, together with garage equipment installed or to be installed by Lessee for the purposes of operating the Parking Garage and valet parking drop-off/pickup points as further described below. The Parking Garage is intended to serve the Unit Owners, and their guests, tenants and invitees, the Association and its guests, tenants and invitees, and the tenants, customers or invitees of the Commercial Units, Lessee, and the general public visiting the Condominium. The Parking Garage shall also include all associated Common Elements including, by way of example, those areas within the exterior walls of the Parking Garage devoted to corridors, elevator foyers, lobby areas, stairwells, entry gates, valet stations, and management systems, as well as ramps, driveways and sidewalks within, leading into or leading out of the Parking Garage provided for the common use or benefit of Unit Owners, the Association, Lessees, customers or invitees of the Commercial Units and/or the general public visiting the Condominium.

(d)	"Valet Service Hours" shall mean twenty-four (24) hours per day, seven (7) days a week, three hundred sixty-five (365) days a year.
6.	Use.
6.1.	Use of the Parking Garage – Generally
(a)

The Parking Garage shall be used as a commercial and residential garage to provide valet service parking for Unit Owners, together with their guests and invitees, the Association, the Commercial Unit Owners, together with their respective employees, customers and business invitees as well as the general public visiting or staying at the Condominium. Notwithstanding the foregoing, limited rights to self-park may be granted by the Lessee or the Association to third parties, including, without limitation, other Unit Owners and/or for Lessee’s authorized staff. Lessee shall make no long term rentals of parking spaces on a weekly or month-to-month basis other than to Commercial Unit Owners and their employees. Lessee shall operate the valet service operation of the Parking Garage in accordance with the terms of this Agreement.  Lessee acknowledges and agrees to honor the Parking Privileges granted by the

Developer to the Committed Rights Beneficiaries and to at all times throughout the Term of this Agreement make available the Committed Parking Spaces to the Committed Rights Beneficiaries at no charge.  Additionally, each Unit Owner, when in residence, shall have the right to valet parking services for the parking of one (1) vehicle at no additional charge by Lessee. For the avoidance of doubt, the Association acknowledges and agrees that regardless of the Parking Privileges, Lessee retains the management rights of the Parking Garage at all times during the Term and that any such Parking Privileges granted by the Association pursuant to this Section are still subject to the Standard at all times.

(b)

Lessee shall maintain sufficient staff at all times to avoid any unreasonable delay in picking up or delivering vehicles from or to the valet station(s) and shall establish and enforce among its employees operational procedures for the valet station(s), consistent with the Standard.

(c)

Lessee agrees not to use or permit the use of the Parking Garage for any purpose which is illegal, dangerous to life, limb, or property or which, in Association's commercially reasonable opinion, creates a nuisance or which would directly increase the cost of insurance coverage with respect to the Condominium. Lessee shall operate the Parking Garage in accordance with all laws and governmental regulations (including without limitation those related to the generation, storage, disposal, release, or transportation of Hazardous Materials (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended).

6.2.	Use of the Meeting Rooms – Generally

The Meeting Rooms shall be used as an activity room and multipurpose meeting room, subject to the rights of the Lessee. Unit Owners, residents, and/or each of their guests, tenants and invitees may reserve the Meeting Rooms for private and exclusive usage pursuant to the payment of a fee established by Lessee from time to time, in accordance with a fee structure similar to other hotels in Broward County that meet the Standard, as well as any rules established from time to time by Lessee and/or the Association. Subject to the prior approval of the Association, Lessee may adopt and implement from time to time, rules and regulations regarding the use of the Meeting Rooms including, without limitation, rules and regulations regarding the reservation of private usage of the Meeting Rooms, the costs for usage, and the permitted hours of use in keeping with the Standard.

6.3.	Use of the Office Area - Generally

During the term of this Agreement, Lessee shall have exclusive possession of the Office Area and may use the same as Lessee desires in its sole discretion including, without limitation, as a general office to be used for the rendering of the Services.

7.	Operating Standards and Requirements; Condominium Rules.
7.1.	Operating Standards and Requirements.
(a)

Lessee represents and warrants to the Association that all Services provided by the Lessee under this Agreement in connection with the Parking Garage will be commensurate with the Standard. Lessee shall provide valet service for the Parking Garage during all Valet Service Hours.

(b)	Lessee represents and warrants to the Association that all Services provided by the Lessee under this Agreement in connection with the Meeting Rooms will be commensurate with the Standard.
(c)

Association agrees that its security vendor will be solely responsible for any and all security services relating to the Parking Garage, Office Area and Meeting Rooms including, without limitation, vandalism, thefts from vehicles, and assaults on or robberies of customers. Further, the Association expressly acknowledges that Lessee does not have knowledge or expertise as a guard or security service, and does not employ personnel for that purpose, nor do Lessee's employees undertake the obligation to guard or protect customers against the intentional acts of third parties. However, based on Lessee's experience as a commercial parking operator, Lessee shall help the Association to determine whether and to what extent any precautionary warnings, security devices, or security services may be required to protect patrons in and about the Parking Garage.

(d)

Lessee is solely responsible for hiring and firing its employees working in connection with the Parking Garage and Meeting Rooms. Lessee shall establish reasonable standards, in accordance with Project Quality Standards and/or Brand Standards for the personal appearance of Lessee's employees, which will not be inconsistent with standards established by Association from time to time. All on site employees of Lessee shall wear Lessee's standard uniform attire unless otherwise agreed to by the Parties. Lessee will be responsible for enforcing such standards with its employees. The Association acknowledges and agrees Lessee may utilize its related companies (i.e., Chesapeake Hospitality) and/or a reputable third party garage operator to provide employees and/or operate the Parking Garage.

(e)

Association acknowledges and agrees that it shall be solely responsible to ensure that the Parking Garage, Office Area and Meeting Rooms comply with all applicable local, state, and federal laws at all times including, without limitation, ADA Title III compliance and that in the event any such compliance issues arise during the Term that Association shall remedy  the  same  as  quickly  as  is  reasonably  possible  at  the Association’s sole cost and expense. Lessee shall be solely responsible for requirements under Title I of the ADA relating to Lessee’s employees.

7.2. Condominium Rules and Regulations; Consultation. Lessee will comply to the extent applicable to the Parking Garage, with the reasonably and uniformly enforced rules and regulations of the Association (the "Rules and Regulations") as adopted by Association from time to time and will use reasonable efforts to cause its agents, employees, invitees and visitors to do so. Association shall give Lessee written notice of the Rules and Regulations as adapted and revised from time to time, and Lessee shall be obligated to comply with them as of the date of Lessee's receipt of such notice. The Rules and Regulations of the Association are attached to this Agreement as Exhibit “C” and are incorporated herein by reference.

8. Assignment/Subletting.  This Agreement shall not be assigned or sublet by Lessee or the obligations set forth herein be subcontracted in whole or in part by Lessee without the prior written consent of the Association, which may be withheld in Association’s reasonable discretion. Notwithstanding the foregoing, Lessee may, without the prior written consent of the Association, assign or subcontract the obligations set forth in this Agreement to an Affiliate. The term “Affiliate” for purposes of this Agreement shall mean an affiliate or subsidiary of Lessee, performing services similar to those performed by Lessee at the Standard or with respect to the Garage, a third-party nationally reputable garage operator that meets the Standard. If Lessee proposes an assignment or sublease that does not meet the above requirements, then at any time within twenty (20) business days after the Association’s receipt of Lessee’s request for the Associations’ consent to the non-conforming transfer, the Parties shall meet to determine a good faith resolution to such issue.

9. Parking Rates. Lessee agrees that the parking rates will be commensurate with other similar resort-style hotels consistent with the Standard.

10. Nature of Relationship. For purposes of this Agreement, Lessee shall be independently engaged in the business of performing management and operation of the Parking Garage on its own behalf as an independent contractor. Further it is understood and agreed that in no event shall the relationship between the Parties be construed or deemed to be a partnership, joint venture or any other business combination.  It is further understood and agreed by and between the Parties that nothing in this Agreement shall constitute or be construed to be an employment or joint employer relationship between the Association, its successors or assigns on the one part, and the Lessee, its successors or assigns on the other part. The Lessee shall, subject to the terms and provisions of this Agreement, have complete and independent control and discretion over the operation of the Parking Garage. Without limiting the foregoing, all matters pertaining to the employment, supervision, compensation, promotion, and discharge (except as expressly provided herein) of employees are the responsibility of Lessee, who is in all respects, except as required under or dictated by applicable union agreements, the employer of such employees. Lessee agrees to fully comply with all applicable laws and regulations related to workers’ compensation, social security, ERISA, and other applicable pension matters, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects.

11. Maintenance Obligations of Lessee. Lessee agrees to: (a) keep the Parking Garage, Office Area and Meeting Rooms in clean and presentable condition at all times and not to permit anything thereon which would vitiate, void, or directly increase the cost of any insurance carried by Association on the Parking Garage or the Condominium and (b) ensure that the Parking Garage, appurtenances thereto, and all machinery, equipment and facilities used in connection with and located in the Parking Garage, are kept in good repair and condition at all times; provided, however, the costs of any such cleaning, repair, replacement or any other costs relating to the upkeep of the Parking Garage, Office Area and/or Meeting Rooms shall be at the Association’s sole cost and expense as Common Expenses to the members.

12. Insurance.

A.

Association shall maintain commercially reasonable levels of insurance with respect to the Parking Garage, Office Area and Meeting Rooms at all times during the Term at Association’s sole cost and expense.  All policies shall be issued to the Association as the first named insured and name Lessee (and/or its affiliated or related entities) as an additional insured.

B.

Lessee shall maintain or cause to maintain insurance with respect to the Parking Garage, Office Area and Meeting Rooms as set forth below at all times during the Term.  All policies shall be issued to the Lessee as the first named insured.  Each policy evidencing insurance required to be carried by Lessee pursuant to this Section shall contain the following clauses and provisions: (i) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Association and that any coverage carried by Association be excess insurance; (ii) a waiver by the insurer of any right to subrogation against the Indemnified Parties which could arise by reason of any payment under such policy or by reason of any act or omission of any of the Indemnified Parties; (iii) a severability of interest clause or endorsement; (iv) a provision (in endorsement form if requested by Landlord) that the insurer or insured will not cancel or change the coverage provided by such policy without giving Association thirty (30) days' prior written notice:

(1)

Worker’s Compensation & Employers Liability Insurance covering statutory workers compensation benefits in each state where the parties contemplate the performance of services under this Agreement. Such insurance shall include the employers liability coverage part, including stop gap coverage for the monopolistic states, with limits of not less than $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee and policy limit for bodily injury by disease. Lessee shall maintain workers compensation insurance regardless of eligibility for waiver or exemption of coverage under state statute.

(2)

Employment Practices Liability Insurance with limits of not less than One Million Dollars ($1,000,000) each insured event and One Million Dollars ($1,000,000) annual aggregate covering claims of discrimination, sexual harassment, wrongful termination, and workplace torts brought by Parking Lessee’s employees with respect to their employment at the Parking Garage.  Workplace torts shall include but not be limited to retaliation, defamation, infliction of emotional distress, invasion of privacy, negligent evaluation, wrongful discipline, wrongful failure to employ, and wrongful demotion. Policy shall be endorsed with a third party endorsement covering discrimination and sexual harassment to non-employees.

(3)

Commercial General Liability Insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence for bodily injury and property damage, $1,000,000 each person or organization for personal and advertising injury, One Million Dollars ($1,000,000) any one premises for fire legal liability, Two Million Dollars ($2,000,000) general aggregate, and Two Million Dollars ($2,000,000) products completed operations aggregate covering (i) premises/operations liability, (ii) products/completed operations liability, (iii) personal and advertising injury liability,  (iv) independent contractors liability, and (v) broad form contractual liability.

(4)

Umbrella Liability Insurance in excess of the commercial general liability, and business automobile liability coverages required herein with limits of not less than Two Million Dollars ($2,000,000) per occurrence, Two Million Dollars ($2,000,000) general aggregate, and Two Million Dollars ($2,000,000) products and completed operations aggregate. Policies shall be excess to the primary commercial general liability, employers liability, and business automobile liability coverage and shall be written as follow form or alternatively with a form that provides coverage that is at least as broad as the primary insurance policies.

(5)

Crime insurance covering employee, dishonesty coverage throughout the term of this Agreement covering money, securities, and other property owned by, held by, or the legal responsibility of Lessee in connection with the Parking Facilities with a limit of not less than One Million Dollars ($1,000,000) each occurrence. The policy shall be endorsed to extend coverage for money, securities or other property of Association which is held by, or the legal responsibility of Lessee in connection with the Parking Facilities. Employment Practices Liability Insurance with limits of not less than Two Million Dollars ($2,000,000)

each insured event and Two Million Dollars ($2,000,000) annual aggregate covering claims of discrimination, sexual harassment, wrongful termination, and workplace torts brought by Lessee’s employees with respect to their employments at the Parking Garage.

(6)

Garage Liability Insurance and Garagekeepers Liability Insurance on an occurrence form basis with limits of not less than $1,000,000 per occurrence with an annual aggregate limit of $2,000,000 per location.  Garagekeepers Liability Insurance insuring any and all automobiles that are parked at the Parking Garage by Lessee’s attendants or for which a bailment otherwise is created, with such limits of liability on a per vehicle basis as are established by the insurer and approved by Association. Lessee’s General Liability Insurance shall name Association as additional insured.

C.	Lessee agrees:
(7)

All insurance shall be with companies as shall be reasonably satisfactory to Association and all such policies shall provide that the insurer shall provide at least thirty (30) days’ prior written notice to Association of any cancellation or reduction in coverage. Lessee shall deliver satisfactory certificates of insurance to Association (or other evidence of insurance required by Association)  and  renewal  policies  shall  be  obtained,  and certificates delivered to Association, at least thirty (30) days prior to expiration.

(8)

If at any time the Association is not in receipt of a Certificate of Insurance or other written evidence confirming that all insurance required of Lessee hereunder is in full force and effect, the Association shall have the right, following five (5) business day’s written notice to the Lessee and Lessee’s failure to provide a Certificate of Insurance within said five (5) business day period, to take such action as Association deems necessary to protect its interest in the Parking Garage, including, without limitation, obtaining such insurance coverage as Association in its reasonable discretion deems appropriate.

(9)

Each insurance company listed in the Certificate shall be (i) admitted to do business in the state where the Project is located and (ii) rated by AM Best Company as having a financial strength rating of “B+” or better and a financial size category of “VII” or greater.

(10)

Lessee shall cause all subcontractors engaged by Lessee to be insured  consistent  with  the  requirements  recited  in  this Section 12. To the extent a subcontractor requests waiver of the umbrella requirements, Association’s prior approval must be obtained.

13. Indemnities. Except as otherwise set forth in this Agreement, Lessee shall defend, indemnify and hold Association, and Association ’s agents, members, officers, directors, and employees (collectively, “Association Related Parties”) harmless from and against any and all actions, costs, claims, losses, expenses, and/or damages, sustained by Association and/or any such Association Related Parties attributable to (a) the willful acts, misconduct, or gross negligence of Lessee or its affiliate or any of their agents, officers, servants, or employees from any cause, including, without limitation by specification, property damage and/or injury or death to any person or persons, and (b) to any death, physical injury, and/or loss or damage to property of a type covered by valid and collectible insurance which Lessee is required to maintain pursuant to the terms of this Agreement. Association shall defend, indemnify and hold Lessee and its shareholders, directors, officers, employees, affiliates, related parties, and agents (collectively “Lessee Related Parties”) harmless from and against any and all actions, costs, claims, losses, expenses and/or damages sustained by Lessee and/or any such Lessee Related Parties arising from any damage and/or injury to the extent caused by the gross negligence or willful misconduct of Association or its agents, employees, contractors, and subcontractors; provided, however, that Association shall not be liable for that portion of any damages or injury caused by direct failure of Lessee to comply with its obligations hereunder or by reason of the willful acts or omissions of Lessee, its employees, contractors or agents. The rights and obligations of this Section shall survive the termination or expiration of this Agreement.

14. Waiver of Subrogation. To the extent permitted by their respective insurance policies, the Parties shall obtain and maintain throughout the term of this Agreement, in their respective insurance policies and other policies required to be maintained hereunder, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, before loss, any or all right of recovery against any party for loss occurring. Assuming such or similar provisions are included in the respective party’s insurance policies then in force and other policies required to be maintained hereunder, that Party hereby waives any right of recovery against the other Party for any loss occasioned by fire or other casualty that is an insured risk covered under such policies, irrespective of applicable deductibles. The rights and obligations of this Section shall survive the termination or expiration of this Agreement.  The Association shall not be liable to Lessee for any damage by or from any act or negligence of any owner or occupant of adjoining or contiguous property.

15. Entry. Association and its agents, employees, and authorized representatives shall have the right during reasonable business hours (except in the case of an emergency or to ensure the safety of the Common Elements, wherein the Association shall have unfettered access) to inspect the Parking Garage and Meeting Rooms or access the Parking Garage and Meeting Rooms for such purposes as Association deems fit in its reasonable discretion and such parties shall further have the right during reasonable business hours to affect such maintenance, repairs, replacements, alterations, and improvements to the Parking Garage and Meeting Rooms as Association deems fit in its reasonable discretion (collectively, the “Repairs”); provided, however, that any such inspections or Repairs must be done in a way to best minimize the impact to Lessee’s business operations contemplated hereunder and further that any such areas shall be fully restored, cleaned and otherwise left in the same or better condition than originally found by the Parties. In no event shall Association be liable to Lessee for economic damages, or shall Lessee be relieved from full performance of its obligations under the Agreement, as a result of such inspections, access, or Repairs, except to the extent Lessee’s performance hereunder is prevented as a direct result of such inspections, access, or the Repairs.

16. Notices. All notices required or desired to be given under this Agreement shall be in writing and shall be deemed given when either delivered personally or deposited in the United States mail, certified mail, postage prepaid, return receipt requested, or by overnight courier with tracking (such as FedEx) to the Parties at the following addresses, or such other addresses as hereinafter indicated by appropriate written notice:

If to Association:4111 South Ocean Drive Condominium Association, Inc.

315 S. Biscayne Boulevard, 4th Floor

Miami, Florida 33131

Attention: President

If to Lessee:Sotherly Hotels

410 West Francis Street

Williamsburg, Virginia 23185

Attention: David Folsom, President

17. No Recording. The Parties acknowledge and agree that this Agreement shall not be recorded in the public records; This Agreement shall also constitute an official record of the Association pursuant to F.S. 718. 111.

18. Sales Tax. The Parties acknowledge and agree that all Rent Payments due by Lessee to the Association hereunder include any applicable sales and use taxes or other similar taxes, if any, now or hereafter levied or imposed by any city, state, county or other governmental body having authority on Rent and that Lessee shall not be responsible for any such additional amounts and/or to remit the same.

19. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.   [Note: This paragraph is provided for informational purposes pursuant to section 404.056(5), Florida Statutes.]

20. Florida Chapter 713.10. In accordance with the applicable provisions of Chapter 713 of the Florida Statutes, Lessee has no authority to and shall not create any liens for labor or material on or against the Condominium or any interest therein, and no such liens shall extend to the interest of the Association in the Condominium under any circumstances. Lessee agrees to notify all materialmen, suppliers, contractors, mechanics, or laborers involved with demolition, construction, installation, alteration or repair of any improvements on, within or about the Condominium at Lessee’s request, that such party must look only to Lessee or Lessee’s other property interests for payment. All such materialmen, suppliers, contractors, mechanics and laborers may be put on notice that they must look only to Lessee and to Lessee’s interest in the Premises for such work or improvements as provided in this Section by the recordation, at the Association’s option, of a notice in accordance with Florida Statutes 713.10 in the Public Records of Broward County, Florida. Additionally, Association has no authority to and shall not create any liens for labor or material on or against the Unit, the Garage and/or Meeting Rooms, or any interest therein. Association agrees to notify all materialmen, suppliers, contractors, mechanics, or laborers involved with demolition, construction, installation, alteration or repair of any improvements on, within or about the Condominium at Lessee’s request, that such party must look only to the Association or Association’s other property interests for payment. All such materialmen, suppliers, contractors, mechanics and laborers may be put on notice that they must look only to the Association for such work or improvements as provided in this Section by the recordation, at the Lessee’s option, of a notice in accordance with Florida Statutes 713.10 in the Public Records of Broward County, Florida

21. Event of Default; Landlord’s Remedies. The happening of any one or more of the following events shall constitute an “Event of Default”: (a) Lessee fails to pay when due any Rent Payment, and such default continues for five (5) business days after receipt of written notice from the Association; (b) Lessee fails to comply with its obligations under any provision of this Agreement not requiring the payment of money, and such failure continues for a period of thirty (30) days after written notice of such default is delivered to Lessee including by way of example, failure to provide the Services at the Standard; (c) either Party fails to abide by the terms of this Agreement; provided, however, if such condition cannot reasonably be cured within such 30-day period, it instead shall be an Event of Default if Lessee fails to commence to cure such condition within such thirty (30) day period and thereafter fails to prosecute such action diligently or fails to cure the same within 90 days (unless such cure cannot reasonably be accomplished within such 90 day period). An Event of Default shall constitute a breach of this Agreement for which the Association shall have the rights and remedies now or hereafter allowed by law, whether legal or equitable, and all rights and remedies of the Association shall be cumulative and none shall exclude any other right or remedy; provided, however that regardless of an Event of Default, the Association shall not have the right to terminate this Agreement during the Initial Term or any Renewal Term except as otherwise authorized under Section 718.302, F.S. In the Event of Default, by the Association, Lessee shall provide written notice of the same to Association and Association shall forthwith cure such Event of Default within five (5) business days after receipt of written notice from Lessee. If such Event of Default by the Association is not cured with five (5) business days, Lessee shall have all rights and remedies now or hereafter allowed by law, whether legal or equitable, and all rights and remedies of the Lessee shall be cumulative and none shall exclude any other right or remedy.

22. Miscellaneous. The unenforceability, invalidity or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid or illegal. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to conflict-of-law rules and principles of said State. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and there are no prior or contemporaneous oral or written representations, promises or agreements not expressly referred to herein. This Agreement may not be amended or modified hereafter except by a written agreement signed by the Parties. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective  legal  representatives,  and  permitted  successors,  transferees  and  assigns. Paragraph headings are included solely for convenience, are not to be considered part of this Agreement and are not intended to modify, explain or to be a full or accurate description of the content thereof. This Agreement may be executed in counterparts with the same effect as if both Parties had executed the same document. Both counterparts shall be construed together and shall constitute a single Agreement. This Agreement embodies the entire agreement between the Parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restriction between the Parties hereto with regard thereto other than those specifically set forth herein. It is understood and agreed that this Agreement shall be binding upon and inure to the benefits of the heirs, personal representatives, successors and assigns of the Parties. In the event that either Party should retain counsel and/or institute any suit against the other for violation of or to enforce any of the covenants or conditions of this Agreement, or should either Party intervene in any suit in which the other is a Party to enforce or protect its interest or rights hereunder, the prevailing Party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith. This Agreement shall be governed by the law of the State of Florida. All judicial proceedings brought by or against any Party, shall be brought in the courts of the State of Florida sitting in Broward County, Florida, and, by execution and delivery of this Agreement. The Parties each acknowledge and agree that the undersigned representative of each Party has the legal requisite authority to bind the applicable Party to the terms of this Agreement and that such Party does so knowingly with a full understanding of the nature and meaning of each provision of this Agreement. Additionally, that each Party had the benefit of professional advice rendered by independent legal counsel of their own selection prior to entering into this Agreement (or knowingly waived same) and has executed this Agreement only after carefully considering each term of this Agreement and fully discussing the same with counsel of their choice. The Parties further acknowledge and agree that each of them and their respective counsel have reviewed and revised this Agreement and that this Agreement has been voluntary and consensually negotiated at “arm’s length.” Accordingly, this Agreement shall be deemed to have been written jointly by the Parties, and the Parties agree and acknowledge that no rule of construction which would result in an interpretation or construction of this Agreement in favor or to the detriment of one of the Parties or the other shall apply in construing or interpreting this Agreement or any part of it.

THE PARTIES EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY. The rights and obligations of this Section shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have each caused this instrument to be executed in its respective corporate name by its duly authorized officer as of the day and date first above written.

WITNESSES:
ASSOCIATION:
By:
4111 SOUTH OCEAN DRIVE CONDOMINIUM ASSOCIATION, INC., a Florida not for profit corporation
Name:

By:	By:
Name:	Name:
Title:

WITNESSES:
LESSEE:
By:
Name:	SoTHERLY Hotels Inc.
By:
By:	Name:
Name:	Title:

SCHEDULE “1”

GRAPHICS

EXHIBIT “A”

SERVICES

EXHIBIT “B”

UNITS WITH
COMMITTED PARKING SPACES

EXHIBIT “C”

RULES AND REGULATIONS

EXHIBIT “D”

EXHIBIT “F”

Form of HOA Management Agreement

ASSOCIATION MANAGEMENT AGREEMENT

THIS ASSOCIATION MANAGEMENT AGREEMENT (this “Agreement”) is made effective as of this               of              , 2016, by and between 4111 SOUTH OCEAN DRIVE CONDOMINIUM ASSOCIATION, INC., a Florida not-for-profit corporation (the “Association”) and MHI HOSPITALITY TRS, LLC, a Florida limited liability company, trading as SOTHERLY HOTELS, INC. (NASDAQ: “SOHO”), a publicly traded real estate investment trust (collectively, the “Management Company”). The Association and the Management Company may hereinafter each be referred to as a “Party” or, collectively, as the “Parties.”

WITNESSETH:

A. WHEREAS, the Association is the entity responsible for the operation of 4111 SOUTH OCEAN DRIVE CONDOMINIUM (the “Condominium”) located in Hollywood, Florida, pursuant to that certain Declaration of Condominium recorded on March 28, 2014 in Official Records Book 50656, Page 1212, of the Public Records of Broward County, Florida (as modified or amended from time to time, collectively the “Declaration”), which Condominium consists of a total of four hundred seven (407) Residential Units (consisting of three hundred sixty-seven (367) Resort Units, forty (40) Traditional Units and six (6) Commercial Units) (collectively, the “Units”); and

B. WHEREAS, the Association desires to retain the Management Company, and the Management Company desires to be so retained, to operate and manage the Association, the Common Elements (as defined in the Declaration) and the Condominium and to furnish management services to the Condominium for the Association.

C. WHEREAS, the Management Company consists of a group of companies formed in the customary UPREIT structure inclusive of its independent management company, Chesapeake Hospitality, and it is acknowledged and agreed to by the Parties that the services to be provided hereunder by the Management Company may be provided by any one or more of such entities.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein and Ten and No/100 dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the Parties as follows:

1. Recitals and Terms. The above recitals are true and correct and are incorporated herein by this reference. Unless otherwise defined in this Agreement, any defined terms used herein shall have the meaning set forth in the Declaration, unless the context otherwise requires.

2. Engagement. The Association does hereby engage the Management Company as the manager of the Condominium and the Association, and the Management Company hereby accepts such engagement, on the terms and conditions hereinafter set forth. The Management Company, by the execution of this Agreement, assumes and undertakes to perform, carry out and administer all management, operational and maintenance responsibilities set forth in Section 5 and Section 6 hereof and otherwise in this Agreement, in accordance with the Condominium Documents (as hereafter defined), this Agreement and applicable laws. Such assumption of obligations is limited, however, to operation and management of the Association and maintenance of the Condominium, as agent and does not require the Management Company to pay any of the costs and expenses which are the obligation of the Association, except as specifically assumed by the Management Company in this Agreement.

Schedule 2

3. Term. The term of this Agreement shall commence as of the date that 4111 South Ocean Drive, LLC, a Florida limited liability company (the “Developer”) obtains a temporary certificate of occupancy for the Condominium, or such earlier date as may be mutually agreed upon in writing by the Parties (the “Commencement Date”), and shall be for a period of twenty (20) years, with the services described herein commencing on the Commencement Date and terminating on the 20th anniversary date of the Commencement Date (the “Initial Term”). Following the Initial Term, this Agreement shall automatically renew for four (4) consecutive periods of five (5) years each (each a “Renewal Term”). The Initial Term together with the Renewal Term shall be collectively referred to herein as the “Term”. The Parties agree that the Association shall not have the right to terminate this Agreement during the Term except as otherwise authorized under Section 718.302, F.S. or upon the mutual written agreement of the Parties. Without limiting the foregoing, the Management Company may cancel this Agreement in its discretion at anytime upon providing ninety (90) days written notice to the Association.

4. Materials. The Parties acknowledge that all of the Management Company’s personal and intellectual property related to its operation of the Association and the Condominium including, but not limited to, the Management Company’s trade name, trademarks, service marks, and software programs and the trade names, trademarks, service marks, equipment, inventory, the License Agreement (hereinafter defined) and software programs of the Management Company’s affiliates or subsidiaries (collectively, the “Materials”) are, and always shall be, the personal property of the Management Company. The Parties further expressly agree that upon termination of this Agreement for any reason hereunder, the Association shall abstain from using the Materials and shall return any Materials in its possession to the Management Company within fifteen (15) days after termination of this Agreement, and similarly the Management Company shall within the same time period leave or return all materials that are the personal property of the Association. Immediately upon such termination, all interior and exterior signs and graphics bearing any of the Materials, shall be physically removed from the premises or otherwise covered or obliterated so as not to be visible to the public, all at the Association’s sole cost and expense. After termination of this Agreement, under no circumstances shall the Association, or any person acting on behalf of the Association, directly or indirectly hold itself or the Condominium out to the public as being or remaining affiliated with the Management Company. Notwithstanding the foregoing, any turnover of management responsibility shall be conducted in a professional manner so as not to unreasonably interfere with ongoing management of the Condominium, including such matters as reservation systems and the like (giving respect and operation to the ownership of any proprietary software or hardware systems that may belong solely to the Management Company), and to this end the Management Company shall sign any and all consents, assurances and assignments or similar agreements reasonably necessary to permit the Board to continue or replace any nonproprietary reservation systems provided by third parties under lease, license or other agreement. Notwithstanding anything to the contrary in this Agreement, within thirty (30) days of any termination of this Agreement, the Association shall pay to the Management Company any and all accrued management fees, costs and/or other reimbursements due under this Agreement without delay.

5. Management Company’s Responsibilities. The Management Company shall be responsible for the efficient and satisfactory proper management and operation of the Association and maintenance of the Condominium in accordance with the Agreed Standard (as hereinafter defined) and otherwise as required by this Agreement, subject to the limitations of the Association’s budget established from time to time pursuant to Section 6(d) below. The Association hereby acknowledges and agrees that pursuant to the terms of this Agreement and in consideration of the Management Fee described in Section 12 below, the Management Company shall perform itself, hire personnel to perform, or procure providers to perform all services necessary for the performance of the Management Company’s obligations hereunder, and shall supervise the

Schedule 2

performance of all services provided to, or on behalf of, the Association pursuant to this Agreement. Such services shall include, but not be limited to, management information systems services provided by or through the Management Company, which shall be reimbursed to the Management Company in an amount provided in the Association’s budget.

(a)

Employees. The Management Company shall, on behalf of the Association, hire, pay and supervise the necessary employees (which shall not be less than one (1) employee) to properly, efficiently, and prudently perform the duties and responsibilities of the Management Company set forth herein; and the Management Company shall hire, pay and supervise employees to provide for services not obtained by a separate provider pursuant to Section 5(b) below. Any persons actually hired by the Management Company shall be the employees of the Management Company, the expense of such employees being included as an expense in the Association’s budget, such expense not to exceed the limits set forth in Schedule “1”. The Management Company, subject to the approved budget, shall hire and supervise such employees as may be required from time to time to perform its duties pursuant to this Agreement in its sole discretion. All matters pertaining to the employment, interviewing and screening process, supervision, compensation, promotion and discharge of employees of the Management Company required to provide the services hereunder are the responsibility of the Management Company. The Management Company shall carry workers compensation insurance, and any other insurance, for such employees as required by law. The Association acknowledges that with respect to employees who are needed only on a part-time basis in connection with the management, operation and maintenance of the Association and the Condominium, if any, such employees may also be used by the Management Company, or a corporation or person controlled by, under common control or affiliated with the Management Company at other projects managed by the Management Company, or a corporation or person controlled by, under common control or affiliated with the Management Company (and such employees will be paid by the Management Company or such affiliate as to such other work); provided that the Association shall only be responsible for payment of expenses relating to such employees incurred from performing services on behalf of the Association and/or at the Condominium in accordance herewith.

(b)

Procurement of Separate Providers of Services. The Parties expressly agree that the Management Company may procure necessary services for the Condominium from third parties or may provide such services itself. The Management Company shall deal at arm’s length with all third parties and shall serve the Association’s interests at all times; provided, however, that nothing contained herein shall prevent the Management Company from procuring necessary services from an affiliate of the Management Company including, without limitation, Chesapeake Hospitality, or a procurement services company in which an affiliate of the Management Company has an ownership interest, on terms and conditions no less favorable to the Association than those that would be generally required by unaffiliated persons or entities for comparable services, if applicable, or for the sale or lease of comparable goods, provided that the Management Company provides prior written notice to the Board disclosing the affiliation and it is otherwise commercially reasonable to enter into the transaction and all discounts or incentives of any kind or nature received by the Management Company or its affiliate inure to the benefit of the Association pursuant to Section 7 below. For purposes of this Agreement, the term “affiliate” shall mean all partnerships, corporations, limited liability companies or other entities controlling, controlled by, or under common control with the Management Company or one of its members including, without limitation, Chesapeake Hospitality. “Control” for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or actions of any person or entity.

In procuring providers of specific services from any source pursuant to its authority hereunder, the Management Company shall enter into service agreements on behalf of the Association based upon the following factors:

(i)	the quality of work obtainable for the desired level of service, and

Schedule 2

(ii)	a reasonable, practicable price for the service obtainable in the local market.

The Management Company shall use its reasonable judgment in good faith in evaluating these factors with respect to each proposed service; provided, however, if it is commercially reasonable in the given instance, nothing contained herein shall require the Management Company to obtain the lowest price available as to any service, material or purchase, or in instances where bids are obtained, to accept the lowest bid.

To the extent permitted by law, the Management Company shall have the authority to enter into (and cancel) any service agreements contemplated pursuant to this Section, in either the Association’s or the Management Company’s name, as determined by the Management Company in its reasonable discretion, subject to the requirements of the Baord. Furthermore, subject to the constraints of the Association’s budget, the Association hereby agrees to execute on its own behalf such service agreements as are deemed necessary or desirable by the Management Company from time to time to effectuate the obligations set forth in this Agreement. Subject to the constraints of the Association’s budget, the costs of any agreements entered into by the Management Company pursuant to this Section shall be a “Common Expense” of the Association.

6. Power and Duties. To meet its obligations set forth herein, the Management Company shall have all the powers and duties of the Association as set forth in the Declaration, Bylaws for the Association, and the Rules and Regulations for the Condominium (collectively, the “Condominium Documents”) (except such thereof as are specifically required to be exercised by the Board, the Association or Unit Owners or that are non-delegable under the Condominium Documents or applicable law). By way of illustration and not of limitation, subject to the foregoing, the Management Company’s powers and duties hereunder shall include the following:

(a)

Condo-Hotel. The Management Company shall be responsible, subject to the reasonable cooperation of the Board, for ensuring that the operation of the Condominium is in compliance with the requirements and obligations of the requirements of the definition of “Condo-Hotel” set forth in Section 2.2 of the City of Hollywood’s Zoning and Land Development Regulations (as same may be renumbered) and other applicable zoning regulations and the requirements of Chapter 509, Florida Statutes.

(b)

Condominium Operations. The Management Company shall select and facilitate the engagement of third parties on behalf of the Association for, among other things: (i) the general operation of the Association and Condominium; (ii) security; (iii) front desk check-in and check-out services; valet services; and (iv) any other operational matters relating to the Association and/or Condominium including, without limitation, legal counsel. To the extent that the Association is so permitted, the Management Company, and persons designated by the Management Company, shall hereby be permitted to enter into Condominium Units for the purposes of fulfilling any provisions of this Agreement. The Management Company shall ensure that Condominium operation services are performed as required.

(c)

Accounting and Financial Reporting. The Management Company shall have the following powers and shall be responsible for the following duties concerning accounting and financial reporting services for the Association:

(i)

The Management Company shall provide the day-to-day bookkeeping services, as needed or monthly, necessary to pay the bills of the Association. This service shall include, but not be limited to, keeping all records of and performing all services in connection with the payment of bills, payrolls and such other items as may be provided for in the budget. Notwithstanding the foregoing, the Association acknowledges and agrees that the Management Company is not the accountant for the Association and that the Management Company will facilitate hiring (at Association’s sole cost) an outside independent certified public accountant to perform reviews

Schedule 2

of the Association’s financial records including, without limitation, providing an annual audit, as may be required by law.
(ii)

The Management Company shall bill and collect, on behalf of the Association, all regular and special assessments, as needed or monthly, from the Association's members and other revenues, which may be due the Association. The Association hereby authorizes the Management Company to request, demand, collect, receive and receipt for any and all assessments and charges which may be due the Association and to advise the Association's attorney to take such action in the name, and on behalf, of the Association by way of making, recording, satisfying or foreclosing the Association's liens therefor, initiating legal process or taking such other action as the Management Company shall deem necessary or appropriate, in its reasonable judgment, subject to the Board's approval (which approval shall not be unreasonably withheld or delayed), for the collection of such assessments and/or other charges or to enforce the rights of Association.

(iii)

The Management Company shall ensure that all funds collected from the assessments of Unit Owners or otherwise accruing to the Association are timely deposited into operating and reserve bank accounts, as applicable (the "Account(s)") established by the Association, as custodian for the Association, so that said funds may be withdrawn therefrom to pay all expenses of operation and maintenance of the Condominium and the Association as needed and/or contemplated in the budget. The Account(s) will be styled so as to indicate the custodial nature thereof and the Management Company shall ensure that all such funds collected are kept separately, and not commingled with other funds collected by the Management Company as agents for other parties or otherwise. The Management Company shall not be liable for any loss resulting from the insolvency of any depository or the loss from any investment in connection with Association’s funds.

The Management Company is authorized to draw on the Association’s Account(s) for any payments to be made by the Management Company to discharge any liabilities or obligations incurred pursuant to this Agreement and in accordance with the Association’s budget, for the payment of the Management Fee (as defined herein), legal fees, or any other disbursements properly incurred on the Association’s behalf. Services to be performed pursuant to this subparagraph shall be performed as required. Notwithstanding the above, the Management Company must be authorized by the President of the Board, or by another Officer of the Board if the President of the Board cannot be contacted, prior to paying or authorizing emergency expenses exceeding $10,000.00.

(iv)

The Management Company shall ensure that the Association’s financial record books, accounts and other records and Unit Owner roster are kept pursuant to the Association's By-Laws and pursuant to Chapter 718, Florida Statutes and issue certificates of account to Unit Owners and their mortgagees and lienors without liability of the Management Company for errors unless as a result solely of its gross negligence or willful misconduct. Such records shall be kept at the Management Company’s offices or at a location designated by the Management Company in accordance with Chapter 718, Florida Statutes, and shall be available for inspection pursuant to Section 718.111 (12), Florida Statutes, and for review and audit pursuant to Section 718.111(13), Florida Statutes. Services to be performed pursuant to this subparagraph shall be performed quarterly, and the Management Company shall use commercially reasonable efforts to produce reports more frequently upon the reasonable request of the Board, with the exception of the issuance of certificates of account which shall be performed as required (with fees for issuance of certificates and involvement in closings and other transfers to be customary and reasonable).

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(v)

The Management Company shall ensure that an annual compilation, review or audit of the financial records shall be made by an independent certified public accountant employed by, and at the sole cost and approval of the Association and at such times as determined by the Management Company and/or Board. The Association agrees to cooperate in the preparation of such financial statements and use all reasonable efforts to have the annual audited statement completed within 120 days after the end of the year (or as otherwise stated in the Bylaws). Services to be performed pursuant to this subparagraph shall be performed annually or as may be otherwise required by applicable law.

(vi)

The Management Company shall ensure that a certified public accountant is engaged, as necessary, for the preparation of any tax returns or forms or other filings required by any local, state or federal agency, and the Management Company will provide any assistance necessary or requested in the compilation of financial data from the books and records of the Association required for the completion of these filings and returns. Services to be performed pursuant to this subparagraph shall be performed no less than annually.

(vii)

The Management Company shall prepare, as needed, all payrolls and file the necessary forms, as needed, for employment insurance, withholding any social security taxes and all other forms relating to employment of the Management Company’s and/or Association's employees, if any, required by federal, state or municipal authorities. All expenses incurred in providing this service shall be a direct pass through cost to the Association and shall be charged in accordance with the provisions set forth in Section 12 of this Agreement.

(d)

Annual Budget. Annual budget services shall include the preparation of a recommended estimated annual operating budget and reserve budget, if applicable, for the Association setting forth an itemized statement of anticipated receipts and disbursements based upon the then current schedule for assessments and taking into account the Association’s financial needs and the general condition of Condominium. Said estimated budget, together with an explanatory statement, shall be submitted to the Association for final draft at least thirty (30) days prior to the budget meeting. The estimated operating budget shall serve as a supporting document for the schedule of assessments. The annual budget may be revised from time to time during the year. Should a special assessment be required during the year, it shall be recommended and presented by the Board for adoption in compliance with the Condominium Documents and applicable law. Services to be performed pursuant to this subparagraph shall be performed annually or as needed.

The Parties acknowledge that the Association budget’s Common Expenses are based upon, among other factors, estimated projected monthly and annual expenses and will fluctuate based upon the actual versus projected expenses. Accordingly, the Parties recognize and acknowledge that all references to the Association budget and the “limitations of the Association budget” throughout this Agreement imply that, from time to time, reasonable adjustments and fluctuations, especially in labor costs, insurance and other areas will occur and should be part of the budget process consideration.

(e)

Operational Matters. The Management Company shall prepaer and send, as needed, all letters, reports and notices as may be reasonably requested by the Board of the Association, or as required by the Condominium Documents and Chapter 718, Florida Statutes (and regulations thereunder) with respect to letters, documents, budgets, and notices to the Unit Owners and Board members, and attend monthly meetings of the Board of Directors, annual meeting, budget meeting and any other general membership meeting of the Association and file minutes thereof, which minutes shall be prepared and recorded by the Association or its designee. Notwithstanding the forgoing, the Parties acknowledge and agree that all legal notices to the Unit Owners, Board members, and/oror other parties shall be prepared by the Association’s legal counsel, at Association’s cost, and shall not be the responsibility of the Management Company to draft. Additionally, in the event the

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Management Company representative(s) is(are) required to attend more than one (1) afterhours night meeting per month, the Management Company may charge reasonably additional hourly rates for such overtime services.

(i)	Coordination of Annual and Special Meetings of Unit Owners.
a.

The Management Company shall ensure that a representative of the Management Company attends all meetings of the Unit Owners (unless excused from attendance by the Board) and that notices of all such meetings are delivered via mail or personal delivery (and/or email, to the extent permitted) to all Unit Owners at the last address shown in the Association’s official records and in accordance with the Condominium Documents (or otherwise given in accordance with the Bylaws and the Act).

b.

The Management Company shall be responsible for providing assistance to the Board in preparing an agenda for all such meetings and in preparing any reports, charts or other materials for presentation at such meetings that are requested by the Board. The Management Company shall also be responsible for preparing a draft of the minutes of all such meetings for review and approval by the Association’s secretary and/or legal counsel.

c.	Services to be performed pursuant to this subparagraph shall be performed as reasonably required.
(ii)	Coordination of All Board Meetings.
a.

The Management Company shall ensure that a representative of the Management Company attends all meetings of the Board (unless excused from attendance by the Board) and that notices of all such meetings are delivered via mail, email or personal delivery to all members of the Board.

b.

The Management Company shall be responsible for providing assistance to the Board in preparing an agenda for all such meetings and any reports, charts or other material for presentation at such meetings that are reasonably requested by the Board. The Management Company shall also be responsible for preparing a draft of the minutes of all such meetings for review and approval by the Association’s secretary and/or legal counsel.

c.	Services to be performed pursuant to this subparagraph shall be performed as reasonably required.
(iii)	The Management Company shall provide regular quarterly reports to the Board of the status of pending and completed operations affecting the Association.
(f)	Concierge Services. Management Company shall provide concierge services such as those described below:
(i)

Base Concierge Services. Management Company shall provide concierge services to Unit Owners pursuant to the Brand Agreement, STR (as hereafter defined), and the Standard, all at the Association’s sole cost as a Common Expense and/or Residential Limited Common Expense. Additionally, any other services (e.g., seamstress, laundry, dry cleaning, spa, restaurant, transportation, etc.) that may be facilitated by the Management Company from time

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to time to third parties invitees and/or Unit Owners, their guest and invitees, shall be paid for directly by such respective third party and/or Unit Owner, their invitees and guests and the Management Company shall not be responsible for any charges or costs relating to the same.

(ii)

Valet Parking Service. Management Company shall provide valet parking services for Unit Owners who own a Unit or Condominium tenants who lease parking spaces in the Condominium garage (in lieu of the Unit Owner) and may assess such Unit Owners and/or their tenants guests and invitees a valet parking fee to cover the cost of the valet parking service, subject to the terms of the Condominium Documents and/or may charge any costs of same as a Common Expense and/or Residential Limited Common Expense. The Parties acknowledge the existence of a separate lease agreement between the Parties regarding the garage area, associated facilities, and valet operations (the “Lease”). The Parties agree that in the event of a conflict between the Lease and this Agreement, the terms of the Lease shall control.

(iii)

Additional Services. Management Company agrees to make available to each Unit Owner certain additional services for which no price list is at this time established, such as housekeeping and linen services, and maintenance and repair services (collectively, “Additional Services”). In such event, each Unit Owner will pay the Management Company directly for all costs and expenses associated with providing and billing for the Additional Services to that Unit Owner on a monthly or more frequent basis, as determined by the Management Company; Management Company shall have no responsibility for the costs and expenses thereof, nor shall any such cost be a Common Expense or Residential Limited Common Expenses. Management Company shall require a valid credit card on file for each Unit Owner to which such expenses may be charged in connection with any such Additional Services.

(iv)

Revision of Services/Termination of Services. The Management Company shall have the right to revise from time to time the Additional Services. Additionally, Management Company shall have the right to terminate Additional Services to any Unit Owner that fails to provide Management Company with a valid credit card.

(v)

Unit Owners’ Responsibility. Each Unit Owner shall be directly liable to Management Company for payment of Additional Services provided to that Unit Owner, or such Unit Owner’s guests, invitees and/or tenants. Nothing in this Agreement or in the Condominium Documents is intended to prevent or shall be used by the Association to prevent the Management Company from seeking recovery from any delinquent Unit Owner. The Management Company shall not be obligated to provide Additional Services to any Unit Owner that fails to pay charges for such services on time or otherwise abuses the use of those services in Management Company’s reasonable discretion.

(g)

Engagement of Professionals. The Management Company shall, as needed, at the Board's reasonable approval and at Association’s expense and as agents of the Association, retain and engage such attorneys, accountants, insurance consultants, tax consultants and other experts and professionals whose services may be reasonably required to effectively perform its duties and exercise its powers hereunder and shall engage same on such basis as it deems most beneficial as fiduciary for the Association. Services to be performed pursuant to this subparagraph shall be performed as required.

(h)	Licenses and Permits. The Management Company shall maintain in the Condominium Association’s

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name (unless required to be maintained in the Management Company’s name on behalf of the Association), all licenses and permits required to be obtained in connection with the management and operation of the Condominium. The Association shall execute and deliver any applications and other documents and otherwise cooperate to the fullest extent with the Management Company in applying for, obtaining, and maintaining such licenses and permits. The cost of obtaining and maintaining any of the foregoing licenses or permits, including satisfaction of any requirements therefor, shall be a Common Expense at the sole cost of Association, except that the Management Company shall bear the costs of the community association management (CAM) license required to be maintained by the Management Company for management of the Association.

Compliance with Laws. The Management Company is authorized to and shall be responsible for taking such action as may be reasonably necessary for Association to materially comply with all laws, statutes, ordinances, and rules of all appropriate governmental authorities. Services to be performed pursuant to this subparagraph shall be performed as required. Notwithstanding the foregoing, the Management Company shall not be responsible for any non-compliance issues relating to the Condominium and/or the costs relating to Association curing the same including, without limitation ADA compliance.

Additionally, the Management Company shall take such actions, as may be reasonably prudent in the Management Company’s opinion, to timely report to the Board any violations actually known by the Management Company of, all pertinent laws, statutes, ordinances and rules of all appropriate governmental authorities having jurisdiction, and to advise Unit Owners and occupants of Units of the need to comply with, any of any violations actually known by the Management Company of, the Declaration, Articles of Incorporation and By-Laws of the Association and applicable rules and regulations (the “Condominium Documents”), in connection with the operation of the Association and/or conditions relating to the Condominium; provided, however, that notwithstanding anything contained in this Agreement to the contrary, in no event shall the Management Company be liable for the failure of the Association, the Board, the Unit owners, their invitees or guests, occupants of Units, and/or third parties to comply with all laws, statutes, ordinances and rules of governmental authorities and the Declaration, Articles of Incorporation, By-Laws of the Association and applicable rules and regulations of the Condominium.

(i)

Condominium Documents and Rules and Regulations. The Management Company may, from time to time, suggest to the Board amendments to the Condominium Documents and Rules and Regulations as the Management Company deems advisable and shall be consulted by the Board prior to adoption of any amendments to the Condominium Documents and/or Rules and Regulations. Management Company shall provide (or make available) to the Unit Owners a copy of the Rules and Regulations as adopted by the Board from time to time in accordance with the Condominium Documents. Management Company shall use commercially reasonable efforts to enforce the Rules and Regulations and to enforce the same in a non-discriminatory manner.

(j)

Maintenance and Repair. The Management Company shall cause the Common Elements to be maintained and repaired including, but not limited to, landscaping, painting, cleaning and such other normal and extraordinary maintenance and repair work as may be necessary (all such maintenance and repairs to be at the sole cost of the Association). The Management Company shall have the right, without first obtaining the approval of the Association, to make emergency repairs and replacements to the Common Elements which, according to the Management Company's

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reasonable belief, are required to eliminate or avoid danger to persons or to property, or as are necessary in the Management Company's reasonable belief for the preservation of the Condominium and Association or for the welfare of persons or in order to avoid suspension of any necessary service to the Association. To the extent that the Association is so permitted, the Management Company, and persons designated by the Management Company, shall hereby be permitted to enter into Condominium Units for the purposes set forth in this subparagraph. Maintenance and repair services shall be performed as required.

(k)

Alterations and Additions. The Management Company shall coordinate all alterations or additions to the Common Elements or Limited Common Elements of the Condominium as authorized by the Board from time to time, pursuant to and in accordance with the Condominium Documents, and as permitted by law. Services to be performed pursuant to this subparagraph shall be performed as required.

(l)

Damage to Property. If repair or restoration of the Condominium, or any portion thereof, including any Unit, Units or the Common Elements, is required due to loss by act of God, or by other cause, which is other than normal wear and tear, and which loss is less than “Major Damage,” as defined in the Condominium Documents, then in such event the Management Company shall perform such tasks as the Board may specifically authorize and empower the Management Company to perform in connection with repairing and restoring such loss consistent with the provisions in the Condominium Declaration and By-laws, including any requirements as to repair after casualty. Services to be performed pursuant to this subparagraph shall be performed as required.

(m)

Insurance. The Management Company shall be responsible for obtaining and maintaining, as needed, all insurance policies required to be obtained and maintained by the Association pursuant to the Condominium Documents and applicable law, including, directors’ and officers’ liability insurance. To the extent permitted by law, the Management Company is hereby authorized to act as agent for the Association, each Unit Owner, and for each owner of any other insured interest and, further, if authorized by the Board, to adjust all claims arising under the insurance policies, subject to the provisions of the Condominium Documents. The Management Company, if authorized by the Board, may also file lawsuits and deliver releases upon payments of claims; to otherwise exercise all of the rights, powers and privileges of the insured parties, and to receive on behalf of the insured parties, all insurance proceeds, subject to the provisions of the Condominium Documents. The cost of all insurance obtained hereunder shall be a Common Expense of the Association. Services to be performed pursuant to this subparagraph shall be performed as required. The Management Company will name the Association as an additional insured on appropriate policies and the Association will name the Management Company as additional insured on its insurance policies.

(n)

Board Authority. Notwithstanding the provisions of this Section 6 or other provisions of this Agreement to the contrary, management of the Condominium shall be at the discretion of the Board and subject to the requirements of the Board that do not conflict with this Agreement. No provision of this Agreement shall operate to amend or supersede any conflicting provision of the Condominium Documents, and in the event of any conflict between this Agreement and the Condominium Documents the Condominium Documents shall control.

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7. Right of Access. The Management Company shall have access to the Common Elements at all times, and to the Units to the extent permitted by law, as may be necessary to perform any of its obligations hereunder for the maintenance, repair or replacement of any portion of the Condominium and/or any Common Element contained therein or accessible therefrom, or for the making of emergency repairs therein necessary to prevent damage to any portion of the Condominium, Units and/or the Common Elements.

8. Fiduciary Duty. The Management Company shall act in a fiduciary capacity with respect to the proper protection of and accounting for the Association’s assets. In this capacity, the Management Company shall deal at arm’s length with all third parties and shall serve the Association’s interests at all times; provided, however, that nothing contained herein shall prevent the Management Company from procuring necessary services from an affiliate of the Management Company or a procurement services company in which an affiliate of the Management Company has a minority ownership interest, on terms and conditions no less favorable to the Association than those that would be generally required by unaffiliated persons or entities for comparable services, if applicable, or for the sale or lease of comparable goods, provided that the Management Company provides prior written notice to the Board disclosing the affiliation and it is otherwise commercially reasonable to enter into the transaction.

Inasmuch as the Management Company has a fiduciary relationship to the Association, the Management Company shall not solicit, offer to accept, or accept any thing or service of value from any person providing or proposing to provide goods or services to the Association and/or propose or enter into any agreement and/or arrangement wherein Management Company (or any affiliate of Management Company) may benefit, directly or indirectly (“self-dealing”), without first fully disclosing the potential relationship and benefit to the Board and then obtaining the President of the Association’s written authorization, which authorization shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, however, Association recognizes and agrees that the Management Company may at times give to its direct guests, and/or receive, a complimentary meal, spa service, rental unit stay, and/or other potential service for promotional and/or other reasons, and that the Management Company need not receive prior authorization to receive a benefit of less than $500 per instance (although the receipt of such benefit, just in each instance, be reported to Association in writing within ten (10) business days following Management Company’s knowledge of the receipt of such benefit) because the same shall be considered de minimus; provided further, however, that any such benefits given or received by the Management Company shall in no way cost the Association any cost or expense whatsoever or be self-dealing in nature.

This Agreement shall not be construed as prohibiting the Management Company, or any firm or corporation or any related person or entity controlled by the Management Company, from conducting or possessing an interest in any other business or activity, including, but not limited to, the ownership, financing, leasing, operation, development, management, advisory services and brokerage of real property, hotels, resorts and other hospitality businesses.

9. Authority to Purchase Materials and Supplies. The Management Company shall have the authority to purchase or lease, as needed, on behalf of the Association, all supplies, equipment, tools, vehicles, appliances, goods, and materials as may be necessary or desirable for the maintenance, upkeep, repair, replacement and preservation of the Condominium, the Common Elements and/or Units and to otherwise perform its duties and responsibilities for the Association pursuant to this Agreement; provided, however, any and all such purchases shall be made in the name of and at the expense of the Association.

The Management Company may contract with its affiliates, provided that such contracts are commercially reasonable, subject to the requirements of Sections 5(b) and 7 hereof. Provided that it is otherwise

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commercially reasonable to do so, nothing contained herein shall be construed to require the Management Company to accept the lowest bid. Purchases shall be in the name of the Association and shall be a Common Expense of the Association. All purchases made pursuant to this paragraph shall be made on an as required or desirable basis. The Management Company may purchase such materials from an affiliate of the Management Company or a procurement services company in which an affiliate of the Management Company has a minority ownership interest, on terms and conditions no less favorable to the Association than those that would be generally required by unaffiliated persons or entities for comparable services, if applicable, or for the sale or lease of comparable goods, provided that the Management Company provides prior written notice to the Board disclosing the affiliation and it is otherwise commercially reasonable to enter into the transaction. Notwithstanding anything contained herein to the contrary, all personal property of the Management Company, including property acquired by the Management Company with its own funds, during the term of this Agreement, shall remain the property of the Management Company regardless of the use of such property in carrying out the Management Company’s duties and obligations under this Agreement.

Discounts or incentives of any kind or nature obtained by the Management Company or an affiliate of the Management Company for such purchases of goods or services shall inure to the benefit of the Association in equal proportion to the other properties benefiting from the purchasing relationship in the reasonable discretion of the Management Company.

By not later than two (2) months after the Commencement Date, the Management Company shall establish for the Association, to the Board’s satisfaction, a clearly defined program and policy for identifying, tracking, and inventorying all existing and after-acquired personal property and materials.

10. Agency. All actions taken by the Management Company with respect to management and maintenance under the provisions of this Agreement shall be taken as agent for the Association and all obligations or expenses incurred in the performance of the Management Company's duties and obligations shall be, to the extent incurred in accordance with this Agreement, for the account, on behalf, in assistance and at the expense of the Association, except as is otherwise expressly provided herein.

Notwithstanding any provision contained in this Agreement or the Condominium Documents to the contrary, the Management Company shall not be required to undertake to pay any costs or expenses for the benefit of the Association or Unit Owners from its own funds, and shall only be required to perform its services and make disbursements to the extent that, and as long as, the payments of assessments received from the Unit Owners are sufficient to pay said costs and expenses in full. If it shall appear to the Management Company that said assessments are insufficient to pay the same and to adequately provide full reserves, if budgeted for, then the Management Company shall forthwith notify the Board and request a special assessment to be levied upon the Unit Owners, and such request is to be promptly and reasonably approved by the Board.

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The Management Company agrees to indemnify and hold the Association, its officers, directors, employees, agents, and attorneys harmless and to save and defend them from and against all liabilities, including associated attorneys' fees and costs on the trial and appellate levels, for injury, damage or accident to person or property and/or arising out of (a) the gross negligence, fraud or willful misconduct of the Management Company, (b) a breach of Management Company’s representations and warranties under this Agreement and/or (c) a material breach of this Agreement by Management Company. Similarly, the Association agrees to indemnify and hold the Management Company, its officers, directors, agents, employees, affiliated entities, and attorneys harmless and to save and defend them from and against all liabilities, including associated attorneys' fees and costs on the trial and appellate levels, for injury, damage or accident to person or property and/or arising out of the gross negligence, fraud or willful misconduct of the Association.

The covenants to indemnify hereunder shall survive the expiration or earlier termination of this Agreement.

11. Independent Contractor. The Parties hereby agree and acknowledge that the Management Company is an independent contractor of the Association.

12. Management Fee. The Management Company shall provide the services required of it hereunder, for which services the Association shall pay to the Management Company an annual management fee of Ninety Seven Thousand Six Hundred and Eighty Dollars ($97,680) (the “Management Fee”). Payment of the annual Management Fee shall be in addition to any other Reimbursable Costs (as defined below) paid to the Management Company by the Association pursuant to the terms of this Agreement. The Management Fee shall be payable by the payment on the first of each month in advance of an amount equal to one-twelfth (1/12th) of the annual fee (e.g., $8,140 per month). The Management Fee shall after the second calendar year following the issuance of the Certificate of Occupancy for the Condominium, be increased by 3% per annum over the fee for the immediately preceding calendar year, and shall continue to increase by 3% per annum each year thereafter.

Notwithstanding the provisions of the foregoing, the Parties understand and agree that (i) the provisions of this paragraph which, subject to its terms, fix the fees hereunder for a specified time, are made in recognition of the fact that virtually all of the management functions of the Association have been delegated to the Management Company hereunder, and (ii) if the term is renewed pursuant to the provisions of Section 3 hereof, the Management Fee shall be such fee as is mutually agreed to in advance by the Parties or if no such fee is mutually agreed to, then the fee shall be increased by three percent (3.0%) in each calendar year over the fee for the immediately preceding calendar year. Additionally, if the Association undertakes any action or incurs any expense in addition to those actions or expenses incurred by the Management Company, or as set forth in the budget prepared by the Management Company, the same shall be paid solely by the Association. If this Agreement is terminated pursuant to Section 3 above, then the Association shall continue to make the monthly payments of the Management Fee, together with any Reimbursable Costs (as hereafter defined) to be paid to the Management Company, on the first day of each month in advance during any termination or wind-up period, but in no event shall such period exceed sixty (60) days from the date of such termination or any prorated portion of the final month during which the Management Company continues to provide services to the Association.

13. Cost Reimbursement.

(a)	To the extent provided for in the Association’s budget, and except as is otherwise expressly provided

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herein, to the extent incurred in accordance with this Agreement, the Association shall pay or reimburse the Management Company for the reasonable costs which may be incurred by the Management Company in providing services, materials and/or supplies (as are more particularly set forth by illustration in Exhibit “A” hereto, made a part hereof by the reference, the “Reimbursable Costs”), within fifteen (15) days of receipt of an invoice therefor. However, the Management Company shall not be entitled to reimbursement for salaries of the officers of the Management Company and corporate office overhead of the Management Company, as said items are actually included within the Management Fee.

(b)

Without limiting the provisions of Section 13(a) above, for restoration of Common Elements after Acts of God and/or other insurable claims such as, without limitation, hurricanes, fire or floods, the Association agrees to reimburse the Management Company five percent (5%) of the total costs of the project for overseeing the project to completion.

(c)

Notwithstanding anything contained herein or in the Agreement to the contrary, to the extent that any Reimbursable Cost or other expenditure will exceed the line item amount allocated in the budget by an amount greater than $10,000, the Management Company shall receive written approval of the President of the Board prior to incurring such expense, except in the case of emergency.

14. Grievance Procedure. If the Board in its commercially reasonable opinion has a grievance relating to the management and operations of the Association or Condominium by the Management Company, then the Board shall promptly bring such matter to the attention of the general manager of the Management Company (the “General Manager”) in writing with copy to the Management Company. The Management Company will take such steps as are commercially reasonable in its discretion to promptly and appropriately address the grievance while complying with Federal, State and local laws. If the Board makes the recommendation that an individual employee be removed, then the General Manager shall conduct an investigation into the allegations and, if the grievance has merit, then the General Manager shall work with the Board to take such appropriate actions that are permitted by Federal, State and local laws to mitigate the problem to the reasonable satisfaction of the Board, if possible.

15. Interference. For so long as this Agreement remains in effect and is not properly terminated by the Association as herein provided, the Association shall not unreasonably interfere nor permit, allow or cause any of its officers, managers or Unit Owners to unreasonably interfere with the Management Company in the performance of its duties or the exercise of any of its powers hereunder. Conversely, while this Agreement is in effect, the Management Company will not interfere with the Board’s and Unit Owners’ rights of access to the books and records and budget information relating to the Condominium.

16. Indemnification. The Management Company agrees to indemnify and hold the Association, its officers and directors harmless and to save and defend them from and against all liabilities (including reasonable attorneys' fees and costs whether pre-trial, at trial, mediation or arbitration and/or in connection with any appeal), for injury, damage, or accident to persons or property to the extent resulting from the gross negligence or willful misconduct of Management Company, or from Management Company’s material breach of this Agreement.

The Association shall defend, indemnify and hold the Management Company (and its officers, directors, managers, members and employees) harmless from any liability (including reasonable attorneys' fees and costs whether pre-trial, at trial, mediation or arbitration and/or in connection with any appeal) for any claim including but not limited to injury, damage or accident to any member of the Association, a guest, lessee or

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invitee or to any other party, and for damage to property arising out of, or in the course of the performance of the duties contemplated hereunder, except such liabilities arising from the gross negligence or willful misconduct of the Management Company, or resulting from Management Company’s default of this Agreement.

All personal property moved into the Condominium shall be at the sole risk of the Association or the Unit Owner(s) as the case may be. The Management Company shall not be liable to the Association or others for any damage or injury to persons or property whatsoever including, without limitation, real or personal, arising from theft, vandalism, HVAC malfunction, bursting or leaking of water pipes, the presence of mold, mildew or any pollutant and any act or omission of any Unit Owner or occupant of the property, or of any other person, except if such damages or injuries are a result of gross negligence or willful misconduct of the Management Company. To the extent that such liability results from the Management Company's gross negligence or willful misconduct, Management Company shall indemnify and hold harmless the Association, its officers, directors and members. The provisions set forth in this Section shall survive the expiration or earlier termination of this Agreement.

17. Default:

(a)

Default by Association. If the Board, Association or Unit Owners shall materially interfere with the Management Company in the performance of its duties or exercise of its powers hereunder, or if the Association shall fail to promptly do any of the things required of it hereunder and such failure or interference continues for thirty (30) days after the Management Company has given written notice of such failure or interference to any officer of the Association, the Management Company may thereupon declare this Agreement in default and the Management Company shall be entitled to pursue any adequate remedy at law including, without limitation, injunctive relief.

(b)

Default by Management Company. If the Management Company shall fail to substantially perform its duties and obligations under this Agreement, and such failure continues for thirty (30) days after the Association has given written notice of such failure to the Management Company, the Association may thereupon declare this Agreement in default. Upon default, the Management Company shall have thirty (30) days to reasonably cure such default and/or commence such cure. Otherwise, the Association may terminate this Agreement by giving thirty (30) days prior written notice to the Management Company of its election to terminate this Agreement if the same is voted to be canceled by at least 75% the total Unit Owners pursuant to the requirements of Section 718.302, F.S., or upon the mutual written agreement of the Parties. In the event the Association terminates this Agreement, Management Company shall only be entitled to Management Fees through the date of termination (which fees will be prorated in the event the termination date occurs on a date other than the last day of a calendar month), and the Management Company shall reimburse the Association for any excess Management Fees that may have been previously paid to the Management Company.

(c)

Remedies. Upon the occurrence of an uncured default by either Party, the non-defaulting Party may, in addition to any other remedy given it by agreement or in law or in equity, bring an action against the defaulting Party for damages, specific performance, injunctive relief, and/or such other rights and remedies as it may have in law or in equity. The non-prevailing Party shall be liable for the reasonable attorneys’ fees and costs incurred by the prevailing Party. All of such rights of the Parties on default shall be cumulative, and the exercise of one or more remedies shall not be deemed to exclude or constitute a waiver of any other or additional remedy.

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18. Miscellaneous.

(a)

Assignment. This Agreement shall not be assigned by the Management Company without the prior written consent of the Association, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Management Company may, without the prior written consent of the Association, assign or subcontract the obligations set forth in this Agreement to an Affiliate of the Management Company including, without limitation, Chesapeake Hospitality. The term “Affiliate” for purposes of this Agreement shall mean an affiliate or subsidiary of Lessee, performing services similar to those performed by Management Company at the Agreed Standard.

(b)

Governing Law; Waiver of Jury Trial; Venue of Actions. This Agreement shall be governed by, and shall be construed in accordance with, the laws of Florida. The Parties hereby waive any right they may have under any applicable law to a trial by jury with respect to any suit or legal action which may be commenced by or against the other concerning the interpretation, construction, validity, enforcement or performance of this Agreement or any other agreement or instrument executed in connection with this Agreement. In the event any such suit or legal action is commenced by either Party, the other Party hereby agrees, consents and submits to the personal jurisdiction of the courts in and for the county in which the Condominium is located (“Courts”), with respect to such suit or legal action, and each Party also hereby consents and submits to and agrees that venue in any such suit or legal action is proper in said Courts, and each Party hereby waives any and all personal rights under applicable law or in equity to object to the jurisdiction and venue in said Courts. Such jurisdiction and venue shall be exclusive of any other jurisdiction and venue.

(c)	Waiver. No waiver of a breach of any of the covenants contained in this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other covenant.
(d)	Modification. No modification, release, discharge or waiver of any provision hereof shall be of any force, effect or value unless in writing and signed by the parties to this Agreement.
(e)

Entire Agreement. This Agreement constitutes the entire agreement between the Parties with regards to the subject matter contained herein, and neither Party has been induced by the other by representations, promises or understandings not expressed herein, and there are no collateral agreements, stipulations, promises or understandings whatsoever, in any way touching the subject matter of this instrument, or the instruments referred to herein that are not expressly contained herein or in the Condominium Documents.

(f)

Partial Invalidation. The invalidity in whole or in part of any covenant, promise or undertaking, or any paragraph, subparagraph, section, subsection, sentence, clause, phrase or words, or of any provision of this Agreement shall not affect the validity of the remaining portions hereof.

(g)	Gender and Number. Whenever the context hereof so permits, the use of plural will include the singular, the singular the plural, and the use of any gender will be deemed to include all genders.
(h)

Notices. Except as may be otherwise provided herein, any notice, demand, request, consent, approval or communication under this Agreement shall be in writing and shall be deemed duly given or made: (i) three days after being deposited, postage prepaid, in the U.S. mail, certified or registered mail with a return receipt requested, addressed to the Party at the address shown below; (ii) when delivered personally to the Party at the address specified below; (iii) when delivered by a

Schedule 2

reliable overnight courier service, fee prepaid, with receipt of confirmation requested, addressed to the Party as specified below; or (iv) when delivered by facsimile transmission with confirmed receipt of transmission. A Party may designate a different address or preference for transmittal of notice including email for receiving notices hereunder by notice to the other parties.

To Association:	4111 South Ocean Drive Condominium Association 315 S. Biscayne Boulevard, 4th Floor Miami, Florida 33131
Attn: President

To Management Company:	Sotherly Hotels, Inc. 410 West Francis Street Williamsburg, Virginia 23185 Attention: David Folsom, President

and a copy that does not constitute Notice to:

Solomon & Furshman, LLP 1200 Brickell Avenue, PH 2000 Miami, Florida 33131 Attn: Ben Solomon, Esq.

(i)

Excusable Delays. In the event that a Party shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, Act of God, or any other reason beyond the Party’s control, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

(j)	Termination of Condominium. If the Condominium is ever legally terminated as set forth in the Declaration, then this Agreement shall automatically terminate.
(k)

Agreed Standard. For so long as this Agreement remains in effect, the Parties agree that the Condominium shall be maintained in a manner consistent with the Project Quality Standards, as described in the Declaration, and with the Zoning Regulations. Project Quality Standards shall also include any standards required in order for the Condominium (inclusive of the food and beverage and spa operations) to quality for Preferred Hotels and Resorts status or equivalent upper upscale hotel standards evidenced by those brands so designated by Smith Travel Research (“STR”), or to the extent that STR does not exist, then such other equivalent hospitality industry brand designator. The Management Company shall be excused from its obligation to manage, operate and maintain the Association and Condominium Property in conformity with this Agreed Standard (i) to the extent and whenever the Management Company shall be prevented from compliance with such standard by causes beyond the reasonable control of the Management Company, including, without limitation, casualties, war, insurrection, strikes, lockouts, Acts of God and governmental actions; and (ii) to the extent and whenever budget limitations will not reasonably permit the Management Company to comply with such Agreed Standard, including limitations relating to the nature, quality, and quantity

Schedule 2

of services and support personnel. Any failure of the Association to maintain the Condominium in accordance with said Agreed Standard, which failure is not caused by the acts or omissions of the Management Company, shall constitute a default under this Agreement as contemplated by Section 17 above.

(l)

Employment Matters upon Termination. The Association acknowledges that the termination of this Agreement by the Association will result in the termination of the employment of any employees hired by the Management Company to perform the duties and responsibilities of the Management Company set forth herein; provided, however, that the Association acknowledges that the Management Company shall have the right to make offers of employment to any management personnel then employed for employment at other resorts managed by the Management Company or its affiliates. The Association agrees that with respect to termination it shall indemnify, defend and hold the Management Company, and each of the Management, it Company’s shareholders, officers, directors, employees, agents, and attorneys completely free and harmless from any and all manner of liability, claim, loss, damage or expense of any employees of the Management Company (notwithstanding the continuation of their employment at the Condominium as employees of the Association or a successor manager), including, without limitation, accrued payroll, accrued benefits such as paid time off and other employment liabilities (including severance obligations) up to the date of such termination.

(m)

Affiliation. The Association acknowledges and agrees that the Management Company may have an affiliation and/or other contractual relationships with the Developer and/or certain affiliates of the Developer including, without limitation, the spa, restaurant, and/or beach club owner(s) and operators(s) and that the same is permitted.

(n)

Reasonableness Standard for Consents. Under any circumstance in which this Agreement requires one Party to consent to the actions of the other Party, the Party whose consent is required shall not withhold or delay such consent unreasonably, unless explicitly permitted to do so by a particular provision.

(o)

Attorney’s Fees. In the event any Party initiates action to enforce its rights hereunder, the prevailing Party shall recover from the non-prevailing Party or parties its reasonable expenses, court costs and reasonable attorneys’ and paralegal fees and disbursements, whether suit be brought or not. As used herein, expenses, court costs and attorneys’ and paralegal fees include expenses, court costs and attorneys’ fees incurred in any appellate proceeding. All such expenses shall bear interest at the legal rate provided by the Florida Civil Practice Law and Rules from the date the prevailing Party pays such expenses until the date the non-prevailing Party repays such expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph.

(p)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
(q)

No Liability of Board Members. It is agreed that with respect to this Agreement, the Board of Directors and the members of the Board of Directors of the Condominium are acting and shall act only as agents for the Unit Owners and shall have no personal liability hereunder, except to the extent such liability arises from the gross negligence or willful misconduct of any such member of the Board of Directors and that each Unit Owner’s liability hereunder shall be limited to such proportion of the total liability hereunder as such Unit Owner’s Common Interest in the Common Elements

Schedule 2

bears to the Common Interest of all Unit Owners in the Common Elements.
(r)

License Agreement. The Association has entered into that certain Brand License Agreement dated October 31, 2014 (the “License Agreement”) with SBE Hotel Licensing, LLC, a Nevada limited liability company to operate the Condominium using the “Hyde Resort” and “Hyde Resort & Residences” names, and that the Condominium is subject to such License Agreement. Accordingly, Association and the Management Company shall cooperate with each other at all times to ensure operation of the Condominium in accordance with the License Agreement.

IN WITNESS WHEREOF, the Parties have caused these presents to be executed on the day and year first above written.

“Association”

4111 South Ocean Drive Condominium Association, Inc., on behalf of the Unit Owners

By:
Name:
Title:	President

By:
Name:
Title:	Secretary

“Management Company”

MHI HOSPITALITY TRS, LLC

By:
Name:
Title:

Schedule 2

EXHIBIT “G”

Form of Pre-Occupancy Agreement

PRE-OPENING SERVICES AGREEMENT

THIS PRE-OPENING SERVICES AGREEMENT (this “Agreement”) is made as of the               day of September, 2016 by and between 4111 South Ocean Drive, LLC, a Florida limited liability company ("Seller") and Sotherly Hotels, Inc. (NASDAQ: “SOHO”), a publicly traded real estate investment trust ("Buyer"). Seller and Buyer may hereinafter each be referred to as a “Party” or collectively, the “Parties.”

R E C I T A L S

A. The Parties have entered into that certain Agreement (the "Purchase Agreement") dated September              , 2016 with respect to the purchase and sale of Unit CU-2 (the “Unit”) in 4111 SOUTH OCEAN DRIVE CONDOMINIUM (the “Condominium”). All references to the Purchase Agreement shall be deemed to refer to the Purchase Agreement as modified by the Parties from time to time.

B. Buyer is a hotel owner/operator with significant experience in hotel management, valet operations, and implementing rental programs for units.

C. The Condominium has certain land use and zoning restrictions that limit unit owners to only occupying their units for 150 days or less per year, making it necessary and/or desirable for such unit owners to subject their units to a rental program that will be created and operated by Buyer.

D. Buyer will be responsible for, among other services, operating the parking facilities and meeting rooms at the Condominium, managing the condominium association, and running the rental program associated with the Condominium at significant cost and expense to Buyer.

E. Creation and implementation of the valet operations, management of the association, hotel operations, and the rental program is an integral part of the Condominium.

F. As such, Seller agrees to pay Buyer for the pre-opening services described in this Agreement in consideration for Buyer commencing operations early, prior to closing, in order to ensure that, among other things, the rental program, hotel operations, and garage facilities including valet operations, are ready to be offered to purchasers of Seller upon (or shortly after) their respective closings.

G. The Parties desire to enter into this Agreement as more particularly set forth below.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00), the execution and delivery of the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The foregoing recitals are true and correct and are incorporated herein as if repeated at length.

2. Subject to the terms hereof, Seller hereby grants Buyer a non-exclusive license to occupy the Unit, the limited common elements appurtenant thereto, and the various common elements of the Condominium (the “Common Elements”) for the limited purpose of Buyer conducting certain pre-opening preparations including, without limitation: training of staff; pre-opening payroll; housekeeping and operational inventory (i.e., cleaning supplies, linens, kitchen and bathroom consumables); stocking of staff uniforms; valet operation set up; meeting room operation set up and the like, and creation and implementation of a rental program for all units (collectively, the “Pre- Opening Activities”). Additionally, from and after the time that Seller receives a TCO for the Condominium, the Pre- Opening Activities shall also include the touring of prospective vendors, Seller’s purchasers, and other clients and prospective clients of Buyer and prospective rental program participants through the Unit and Common Elements.

3. As consideration for the agreements set forth herein and for Buyer’s performing the Pre-Opening Activities at Buyer’s sole cost and expense to facilitate the commencement of operations from the Unit within ten (10) days of the closing thereof and in particular, creation and implementation of the rental program, Seller shall escrow at closing a pre-opening fee due to Buyer in the amount equal to $750,000 (the “Pre-Opening Service Payment”). Thereafter, the Pre-Opening Service Payment shall be released to Buyer upon the earlier of the following to occur: (i) Seller accomplishing 30% closed units in the Condominium; or (ii) 15% of owners within the Condominium registering for the rental program through Buyer. For avoidance of doubt, Seller's obligation to pay such amount (or any portion thereof) is expressly conditioned on the closing of the Unit.

4. The term of this license shall commence on the date the Purchase Agreement is fully executed and terminate upon the earlier of: (i) Buyer’s closing upon title to the Unit; or (iii) any default by Buyer under (or performance of an act, or the failure to perform an act, which with the passage of time shall constitute a default under) the Agreement or any termination of the Agreement (the “Term”).

Upon the expiration of the Term (other than as a result of closing), Buyer shall immediately vacate the Unit and any other areas of the Condominium, hereby waiving any notice to quit or vacate, leave the Unit and all such other areas in the same condition same were in at the commencement of the Term and remove any and all supplies, inventory, and other items of personal effect (collectively, the “Buyer’s Personal Items”). Any such items remaining at the Unit, or other areas of the Condominium after the expiration of the Term shall be deemed abandoned by Buyer if left for more than thirty (30) days after the Term and Seller shall have the right to dispose of such items in any manner it so chooses (without any accounting to Buyer for same). The occupancy rights herein granted to Buyer are personal, and may not be assigned or transferred, other than to affiliates of Buyer or other parties expressly permitted in writing by Seller in Seller’s discretion.

5. Buyer expressly understands and agrees that other than for purposes of the Pre-Opening Activities, Buyer shall not be permitted to occupy the Unit (or any other portion of the Condominium), including without limitation, keep or store anything therein, during the Term for any other purpose unless otherwise agreed to in writing by Seller in Seller’s discretion. Buyer further understands and agrees that the license granted herein is non-exclusive to Buyer, and that Seller and its contractors, subcontractors, employees, suppliers, and other personnel and/or workers shall have the unfettered right to access the Unit and any other portion of the Condominium at any time and all times as Seller shall desire during the Term.

6. Buyer hereby assumes all risks of any damage or loss to any of the Buyer’s Personal Items and all risks of any injury to Buyer or any of Buyer's agents, employees, vendors, clients, guests, tenants or invitees (collectively, the “Buyer Parties”) that may enter into the Unit and/or on to the Condominium Property unless the same is a result of the gross negligence or willful misconduct of Seller and/or Seller’s contractors, subcontractors, employees and/or agents. Buyer shall be responsible for insuring the Buyer’s Personal Items and carrying appropriate general liability and workers’ compensation insurance as appropriate for the performance of the Pre- Opening Activities during the Term, and Seller shall have no responsibility for insuring same or for any casualty or theft of any kind with respect to the Byer’s Personal Items and/or the Buyer Parties. A copy of such insurance policies shall be provided to Seller prior to the commencement of the Term, and shall name the Seller and the Condominium Association as additional insureds thereunder.

7. Buyer shall, at its cost and expense, keep and maintain the Unit and other portions of the Condominium Property being occupied in connection with the Pre-Opening Activities in good repair throughout the Term. Buyer understands and agrees the Buyer shall not be permitted to make any improvements, changes and/or alterations to the Unit or other portions of the Condominium prior to closing (notwithstanding the limited occupancy pursuant hereto). Buyer agrees to conduct his/her/their occupancy of the Unit and other portions of the Condominium in such a manner as to maintain such areas in the same good order and repair as when Buyer took occupancy. Buyer further agrees that Buyer will commit no act of damage, knowingly or unknowingly, which may impact the Unit and/or any other portion of the Condominium and/or the Seller’s ability to obtain a temporary and/or permanent certificate of occupancy for the Unit and/or the Condominium. Buyer agrees that in taking occupancy of the Unit, Buyer shall be responsible for all costs incurred by Seller due to any damage caused by Buyer. Buyer agrees to cooperate with Seller at all times (at Seller’s sole cost) with regard to any matters pertaining to the Seller’s obtaining a temporary and/or permanent certificate of occupancy for the Unit and/or the Condominium.

8. Notwithstanding anything to the contrary in the Purchase Agreement, Buyer agrees that Seller shall not be responsible for any damage to the Unit and/or any limited common element appurtenant thereto caused as a result of the Pre-Opening Activities, and shall be responsible for any repairs to the Unit and/or its limited common elements.

9. Buyer hereby indemnifies and agrees to hold Seller harmless from and against any and all liens, losses, costs, claims, demands, damages, judgments, liabilities, expenses, interest and penalties (including reasonable attorneys' and paralegals’ fees and costs, whether suit be brought or any appeal be taken therefrom), threatened, incurred or sustained by Seller resulting from, arising out of, or related to, directly or indirectly, the Pre- Occupancy Activities. Buyer further agrees to defend, at its sole cost and expense, any and all suits or actions instituted against Seller resulting from, arising out of, or related to, directly or indirectly, the Pre-Occupancy Activities. For purposes of this paragraph, Seller shall be deemed to include all of its partners, and its and their partners, members, officers, directors, shareholders, employees or other who may have liability by or through Seller.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Buyer:		Seller:

Sotherly Hotels, Inc. (NASDAQ: “SOHO”), a publicly traded real estate investment trust,		4111 South Ocean Drive, LLC, a Florida limited liability company

By:		By:
Name:	Dave Folsom	Name:
Title:	President	Title: